QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
RECKSON ASSOCIATES REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

RECKSON ASSOCIATES REALTY CORP.
225 Broadhollow Road
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2005

To our Stockholders:

        The 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Reckson Associates Realty Corp., a Maryland corporation (the "Company"), will be held on Thursday, May 19, 2005 at 10:30 a.m., local time, at the MGM Theatre located at 1350 Avenue of the Americas, New York, New York, for the following purposes:

  1.
  To elect eight directors of the Company to serve until the 2006 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified;

  2.
  To consider and vote upon a proposal to amend the charter of the Company to increase the number of authorized shares of common stock, par value $0.01 per share, of the Company from 100,000,000 to 200,000,000;

  3.
  To consider and vote upon a proposal to approve the Company's 2005 Stock Option Plan;

  4.
  To consider ratifying the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005; and

  5.
  To consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment or postponement, the Annual Meeting may be adjourned or to which the Annual Meeting may be postponed.

        The Board of Directors has fixed the close of business on March 21, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $0.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

        You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                      By Order of the Board of Directors

                      Scott H. Rechler
                      Chairman of the Board, Chief Executive Officer and President

Melville, New York
April 18, 2005

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

RECKSON ASSOCIATES REALTY CORP.
225 Broadhollow Road
Melville, New York 11747

PROXY STATEMENT

FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2005

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reckson Associates Realty Corp., a Maryland corporation (the "Company"), for use at the 2005 Annual Meeting of Stockholders of the Company to be held on May 19, 2005, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of eight directors of the Company to serve until the 2006 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified, (2) to consider and vote upon a proposal to amend the charter (the "Charter") of the Company to increase the number of authorized shares of common stock, par value $0.01 per share, of the Company from 100,000,000 to 200,000,000, (3) to consider and vote upon a proposal to approve the Company's 2005 Stock Option Plan, (4) to consider ratifying the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005 and (5) to consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 19, 2005. The Board of Directors has fixed the close of business on March 21, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 81,628,943 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of common stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on the Record Date.

        The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of directors. The affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the approval of the amendment to the Company's Charter. The affirmative vote of the holders of a majority of votes cast on the matter is required for the approval of the Company's 2005 Stock Option Plan and the ratification of the Company's independent registered public accounting firm, provided that, with respect to the approval of the Company's 2005 Stock Option Plan, the total vote cast on the Proposal represents over 50% in interest of all securities entitled to vote on the Proposal.

        A broker non-vote occurs when a broker does not vote on some matter on the proxy card because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are counted as present for determining a quorum at the Annual Meeting. For Proposal 1, the election of directors, and Proposal 4, the ratification of the selection of independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Broker non-votes will not exist for Proposal 1 and Proposal 4 because brokers have discretionary voting power. For Proposal 2, a proposal to amend the Company's Charter, abstentions and broker non-votes will have the same effect as votes cast against the Proposal. For Proposal 3, a proposal to approve the Company's 2005 Stock Option Plan, abstentions will have the same effect as votes cast against the Proposal and broker non-votes will have the same effect as votes cast against the Proposal, unless holders of more than 50% in interest of all securities entitled to vote on the Proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

        The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

        Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted: FOR the election of eight nominees for directors of the Company; FOR the amendment to the Charter to increase the number of authorized shares of common stock of the Company from 100,000,000 to 200,000,000; FOR the approval of the Company's 2005 Stock Option Plan; and FOR ratification of the Board of Directors' selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

        It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are properly presented, proxies will be voted in accordance with the discretion of the proxy holders.

        A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. No dissenters' or appraisal rights are available with respect to the proposals presently being submitted to the stockholders for their consideration.

        The Company's 2004 Annual Report, including financial statements for the fiscal year ended December 31, 2004, accompanies the proxy solicitation materials. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Board of Directors of the Company consists of eight members, with the directors each serving for a term of one year and until their respective successors are duly elected and qualified.

        At the Annual Meeting, eight directors will be elected to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Messrs. Scott H. Rechler, Douglas Crocker II, Ronald H. Menaker, Peter Quick, Lewis S. Ranieri, John F. Ruffle and Stanley Steinberg and Ms. Elizabeth McCaul to serve as directors of the Company (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

        The Board of Directors recommends a vote FOR each of the eight Nominees.

Information Regarding Nominees and Officers

        The following table and biographical descriptions set forth certain information with respect to each of the directors of the Company and the executive officers who are not directors, based upon information furnished to the Company by each director and executive officer.

Name	Age	Director Since	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class(2)
Scott H. Rechler	37	1994	857,081	(3)	1.01%
Douglas Crocker II	65	2004	6,000	(4)	*
Elizabeth McCaul	43	2004	6,000	(5)	*
Ronald H. Menaker	60	2002	14,966	(6)	*
Peter Quick	49	2002	12,949	(7)	*
Lewis S. Ranieri	58	1997	42,466	(8)	*
John F. Ruffle	68	2004	4,000	(9)	*
Stanley Steinberg	72	2004	4,676	(10)	*

*
Less than one percent.

(1)
All information has been determined as of March 21, 2005. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of common stock that a person has the right to acquire pursuant to the exercise of stock options exercisable within sixty days, or the redemption of units ("Units") of limited partnership interest (including vested LTIP Units, as defined herein) in our operating partnership, Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") (assuming the Company elects to issue common stock rather than pay cash upon such redemption). Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of June 2, 1995, as amended, the Operating Partnership is obligated to redeem Units for cash, or, at the option of the Company, shares of common stock. LTIP Units are convertible into common units only upon the satisfaction of certain conditions. With respect to the foregoing, the Company has assumed that all conditions required for all vested LTIP Units to be convertible into an equal number of common units have been satisfied. See "Executive Compensation" for a discussion of LTIP Units and the vesting of stock options granted to directors and officers.

(2)
For purposes of computing the percentage of outstanding shares of common stock held by each person, any shares of common stock that such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person. In addition, for purposes of such calculation, Units (including vested LTIP Units) held by each person are treated as if such person had converted and held the related equivalent number of shares of common stock. With respect to the foregoing, the Company has assumed that all conditions required for all vested LTIP Units to be convertible into an equal number of common units have been satisfied.

(3)
Represents (a) 399,859 shares of common stock, including 396,238 shares of common stock owned directly, 614 shares of common stock owned through the Company's 401(k) plan and 3,007 shares of common stock held in trust for the benefit of his children, (b) 34,722 LTIP Units and (c) 422,500 exercisable options.

(4)
Represents 6,000 shares of common stock. Excludes 695 restricted stock units which were awarded under one of our existing stock option plans in lieu of a portion of the holder's director's fees and which are to be settled in an equal number of shares of common stock upon the holder's retirement from the Board of Directors.

(5)
Represents 6,000 shares of common stock. Excludes 695 restricted stock units which were awarded under one of our existing stock option plans in lieu of a portion of the holder's director's fees and which are to be settled in an equal number of shares of common stock upon the holder's retirement from the Board of Directors.

(6)
Represents (a) 7,466 shares of common stock and (b) options to purchase 7,500 shares of common stock. Excludes 1,485 restricted stock units which were awarded under one of our existing stock option plans and which are to be settled in an equal number of shares of common stock upon the holder's retirement from the Board of Directors. 695 of such restricted stock units were awarded in lieu of a portion of the holder's director's fees.

(7)
Represents (a) 5,449 shares of common stock and (b) options to purchase 7,500 shares of common stock. Excludes 2,065 restricted stock units which were awarded under one of our existing stock option plans and which are to be settled in an equal number of shares of common stock upon the holder's retirement from the Board of Directors. 1,275 of such restricted stock units were awarded in lieu of a portion of the holder's director's fees.

(8)
Represents (a) 10,966 shares of common stock and (b) options to purchase 31,500 shares of common stock. Excludes 790 restricted stock units which were awarded under one of our existing stock option plans in lieu of a portion of the holder's director's fees and which are to be settled in an equal number of shares of common stock upon the holder's retirement from the Board of Directors.

(9)
Represents 4,000 shares of common stock. Excludes 695 restricted stock units which were awarded under one of our existing stock option plans in lieu of a portion of the holder's director's fees and which are to be settled in an equal number of shares of common stock upon the holder's retirement from the Board of Directors.

(10)
Represents 4,676 shares of common stock.

Nominees for Election at 2005 Annual Meeting—Term to Expire in 2006

        Scott H. Rechler has served as Chief Executive Officer and President since December 2003 and as Chairman of the Board since November 2004, served as Co-Chief Executive Officer of the Company from May 1999 until December 2003, serves as the Chairman of the Executive Committee of the Board and has served as a director of the Company since its formation. He served as President of the Company from February 1997 to May 2001 and served as Chief Operating Officer of the Company from its formation until May 1999. In addition, from the Company's formation until February 1997,

Mr. Rechler served as Executive Vice President of the Company. Mr. Rechler has been employed at Reckson since 1989. Mr. Rechler was the architect of Reckson's successful public offering in June 1995 and has led the Company from a Long Island based owner and developer to one of the largest office REITs in the New York tri-state area. Mr. Rechler has overseen in excess of $3.0 billion in acquisitions and developments since joining the Company. Mr. Rechler is a member of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). Mr. Rechler is actively involved with the Real Estate Roundtable, for which he serves as Co-Chair of its political action committee. Since 1997 Mr. Rechler has served as Chief Executive Officer and Chairman of the Board of Directors of FrontLine Capital Group ("FrontLine"), and also served as the non-executive Chairman of the Board of Directors and as former interim executive officer of HQ Global Holdings, Inc., both companies that filed for protection from creditors under the Federal bankruptcy laws. Mr. Rechler is a Director of American Campus Communities, Inc. (NYSE: ACC). Mr. Rechler also serves as a member of the Board of Directors of the Long Island Children's Museum, the Tribeca Film Institute, the Association for a Better New York, and the Association for a Better Long Island. Mr. Rechler is a graduate of Clark University and received a Master's Degree in Finance with a specialization in real estate from New York University.

        Douglas Crocker II has served as a director of the Company since 2004. Mr. Crocker was Chief Executive Officer, President and a Trustee of Equity Residential, the nation's largest apartment REIT, from 1993 to 2002, and also served as Vice Chairman of the Board. Mr. Crocker remains very active in the multifamily housing industry, serving on boards or committees of various multifamily housing associations. Mr. Crocker is a past Trustee of the Multifamily Council of the Urban Land Institute and former member of the Board of Governors of NAREIT. Mr. Crocker is a past chairman of the National Multi Housing Council and currently serves on the Advisory Board of the De Paul University Real Estate School. Mr. Crocker also serves as a director of the following companies in the real estate industry: Wellsford Real Properties, Inc., a real estate merchant banking firm; Ventas, Inc., a leading healthcare related REIT; Prime Group Realty Trust, an owner and operator of office and industrial properties; Post Properties, a multifamily REIT; and Acadia Realty Trust, a REIT which owns and operates shopping centers.

        Elizabeth McCaul has served as a director of the Company since 2004. Ms. McCaul currently serves as a Partner and runs the New York office of Promontory Financial Group, a regulatory and financial consulting firm that specializes in risk management, crisis management, corporate governance and compliance, as well as strategic planning and mergers and acquisitions. From 1997 to 2003, Ms. McCaul served as the Superintendent of Banks of the State of New York where she was responsible for the supervision of some of the world's largest financial institutions with total assets of approximately $2 trillion. Prior to being appointed as Superintendent, she served as First Deputy Superintendent and Chief of Staff. From 1985 through 1995, Ms. McCaul was an investment banker at Goldman Sachs & Co. Ms. McCaul has also served as Chairman of the Conference of State Bank Supervisors and participated in the Joint Forum for Financial Conglomerates. She has been an instructor on corporate governance at the Financial Stability Institute at the Bank for International Settlements in Basel, Switzerland and has assisted many financial institutions to meet their obligations under the Sarbanes-Oxley Act of 2002 and the USA Patriot Act. Ms. McCaul was also a leader in fighting predatory lending, where she proposed and adopted the first regulation addressing this issue, which became a national model for other states and Federal legislation. Ms. McCaul earned her Bachelor of Arts in Economics from Boston University.

        Ronald H. Menaker has served as a director of the Company since 2002. From 1966 to 1999, Mr. Menaker worked for J.P. Morgan & Co. Incorporated, holding various positions, including President and a director of J.P. Morgan Services. At the time of his retirement on January 1, 1999, Mr. Menaker was a managing director and head of corporate services of J.P. Morgan & Co. Inc. of New York. In this capacity, Mr. Menaker had management responsibility for a $500 million budget and 1,700 employees, including a range of administrative, support and operations functions for J.P. Morgan companies. These functions included facilities management, real estate design and construction, corporate insurance and contingency planning, security services and investigations, health services, payroll and payment services, executive compensation, travel services, management services and operations. Mr. Menaker previously served as a director of Atalanta Sosnoff Capital Corp. He serves as a director of NYU Medical Center and Vice Chairman and director of NYU Downtown Hospital. He was formerly the Chairman of NYU Downtown Hospital. Mr. Menaker also serves as the Chairman of the American Kennel Club.

        Peter Quick has served as the Company's lead independent director since 2003 and as a director of the Company since 2002. Mr. Quick has served as President of the American Stock Exchange and on its Board of Governors since July 2000. From 1982 to 2000, Mr. Quick worked for Quick & Reilly, Inc., a leading national discount brokerage firm, holding various positions, including President and Chief Executive Officer thereof. Mr. Quick is a director of the Securities Industry Automation Corporation. Mr. Quick serves as a director of St. Francis Hospital and Good Shepard Hospice and Fund for the Poor, Inc. He is a member of the National Selection Committee for the Jefferson Scholars Program of the University of Virginia and a Trustee of the Securities Industry Institute at the Wharton School of the University of Pennsylvania. Mr. Quick received a bachelor's degree in engineering from the University of Virginia and attended Stanford University's Graduate School of Petroleum Engineering. He was a lieutenant in the United States Navy, and served four years on active duty. Recognized for his personal and professional achievements, Mr. Quick received the prestigious Ellis Island Medal of Honor award in May 2001.

        Lewis S. Ranieri has served as a director of the Company since 1997. Mr. Ranieri is the prime originator and founder of the Hyperion private equity funds ("Hyperion") and chairman and/or director of various other non-operating entities owned directly and indirectly by Hyperion. Mr. Ranieri also serves as Chairman, Chief Executive Officer and President of Ranieri & Co., Inc., a private investment advisor and management corporation, and is Chairman and a member of the Board of Directors of Hyperion Capital Management, Inc., a registered investment advisor. He is also Chairman of American Financial Realty Trust, Capital Lease Funding, Inc., Computer Associates International, Inc., Franklin Bank Corp. and Five Mile Capital Partners LLC, a private sponsor and manager of private investment funds. Prior to forming Hyperion, Mr. Ranieri had been Vice Chairman of Salomon Brothers, Inc. ("Salomon"). He is generally considered to be the "father" of the securitized mortgage market. Mr. Ranieri helped develop the capital markets as a source of funds for housing and commercial real estate, established Salomon's leadership position in the mortgage-backed securities area, and also led the effort to obtain Federal legislation to support and build the market. At Salomon, Mr. Ranieri had responsibility for the firm's activities in the mortgage, real estate and government-guaranteed areas. Regarded as an expert and innovator in both the mortgage and capital markets, Mr. Ranieri has served on the National Association of Home Builders Mortgage Roundtable continuously since 1989. In recognition of his dedication and lifelong achievements in the housing industry, Mr. Ranieri was inducted into the National Housing Hall of Fame. He is also a recipient of the lifetime achievement award given by the Fixed Income Analysts Society, Inc. and was subsequently inducted into the FIASI Hall of Fame for outstanding practitioners in the advancement of the analysis of fixed-income securities and portfolios. In November 2004, BusinessWeek magazine named him one of "the greatest innovators of the past 75 years." Mr. Ranieri acts as a trustee or director of Environmental Defense and The Metropolitan Opera Association and is Chairman of the Board of the American Ballet Theatre.

        John F. Ruffle has served as a director of the Company since 2004. Mr. Ruffle retired as Vice Chairman and a Director of J.P. Morgan & Co. Incorporated on May 31, 1993, having served in this capacity since 1985, and as a member of the Corporate Office, the firm's senior policy and planning group. Mr. Ruffle served in a similar position in the firm's lead subsidiary, Morgan Guaranty Trust Company of New York. Mr. Ruffle joined Morgan in 1970 as Controller. In 1980, Mr. Ruffle became Chief Financial Officer. Earlier in his career, Mr. Ruffle had been with International Paper Company as Assistant Treasurer and Director of Accounting, and with Price Waterhouse. Mr. Ruffle was a member of the Board of Trustees of the Financial Accounting Foundation from 1985 to 1990 and Chairman during his last two years. This Board offers oversight over the Financial Accounting Standards Board and Governmental Accounting Standards Board processes as well as selection of members and compensation. Mr. Ruffle was also a national past Chairman of the Board of the Financial Executives Institute and awarded a lifetime membership in the organization. In 1991, Mr. Ruffle received the Financial Executive's Institute's National Award for Distinguished Service to his profession. Mr. Ruffle was named by "Accounting Today," a national professional newspaper, as the Most Influential Accountant in America during the year 1990. Mr. Ruffle is a Director of several mutual funds in the JP Morgan Family of mutual funds as well as certain other investment funds managed by J.P. Morgan Investment Management Inc. Mr. Ruffle is also a Director of American Shared Hospital Services, Inc. and a member of the Board of Trustees of The Johns Hopkins University since 1990. In prior years, Mr. Ruffle has served as a member of the Board of Directors of many companies, including Bethlehem Steel Corporation, Wackenhut Corporation, Wackenhut Corrections Corp., Trident Corp., and Sallie Mae. Mr. Ruffle also serves as an Elder in the Presbyterian Church. Mr. Ruffle graduated from The Johns Hopkins University with a B.A. degree in 1958 and from Rutgers University with an M.B.A. in finance in 1963, the same year in which he became a Certified Public Accountant.

        Stanley Steinberg has been a director of the Company since 2004. Mr. Steinberg currently serves as a Senior Advisor to the financial and management consulting firm of Casas, Benjamin & White, a division of Navigant Consulting, Inc. (NYSE: NCI). Mr. Steinberg formerly served as Chairman and Chief Executive Officer of Sony Retail Entertainment where he was responsible for the development and operation of major location-based retail entertainment centers, a major theater chain and Sony retail stores. Prior to joining Sony, Mr. Steinberg served as Executive Vice President and Chief Operating Officer of Walt Disney Imagineering, where he managed the development of over $4.5 billion of theme parks. Prior to joining Disney, Mr. Steinberg served as Executive Vice President of the Portman Companies where he was responsible for the company operations and was directly involved in the design, development, financing and operation of numerous major hotels and mixed-used projects around the world including: Peachtree Center in Atlanta; Embarcadero Center in San Francisco; Marina Square in Singapore; and the New York Marriott Marquis Hotel at Times Square. Mr. Steinberg currently serves as a member of the Board of Directors of Electronics Boutique (NASDAQ: ELBO), a retailer of video game related hardware and software products and AmericasMart, Inc., one of the nation's largest wholesale marketplaces. Mr. Steinberg earned both Bachelor of Science and Bachelor of Architecture degrees from the Georgia Institute of Technology and a Master of Architecture from the Massachusetts Institute of Technology.

Executive Officers Who Are Not Directors

        Michael Maturo has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since 1995. Mr. Maturo was named Chairman of the Company's Investment Committee in May 2004. Mr. Maturo oversees the Company's finance, accounting, treasury management, public reporting, capital markets, investor relations and strategic planning functions. Mr. Maturo also oversees the Company's investment functions and allocation of capital. During his tenure with the Company, Mr. Maturo has led the Company's efforts to obtain its investment grade rating and thereafter the issuance of $800 million of senior unsecured notes. He also established a $500 million unsecured corporate line of credit with a 14 member bank group. In addition, Mr. Maturo has led efforts to raise over $2.0 billion of additional debt and equity capital during this time period. Mr. Maturo is a member of NAREIT. Prior to joining the Company, Mr. Maturo was a Senior Manager at E&Y Kenneth Leventhal Real Estate Group (formerly Kenneth Leventhal & Company), a public accounting and consulting firm. Mr. Maturo specialized in diverse phases of real estate finance, including corporate and property debt financings and recapitalization transactions. Mr. Maturo is a graduate of Seton Hall

University with a degree in accounting and finance and is a Certified Public Accountant. From 1998 to 2001, Mr. Maturo served as an executive officer and director of FrontLine, a company that filed for protection from creditors under the Federal bankruptcy laws in June 2002. Mr. Maturo is 43 years old.

        Jason M. Barnett has served as Executive Vice President of the Company since May 1999, General Counsel of the Company since May 1997 and Secretary of the Company since 2003. Mr. Barnett joined the Company in 1996. Mr. Barnett is responsible for the coordination of all legal and compliance matters for the Company. Mr. Barnett has been involved in over $2.5 billion of real estate transactions, including acquisitions, dispositions, joint ventures, and financings. Mr. Barnett has also been involved in approximately $2.0 billion of public securities offerings on behalf of the Company. Prior to joining the Company, Mr. Barnett practiced as an associate in the corporate REIT practice area of Sidley Austin Brown & Wood LLP. While at Sidley Austin Brown & Wood LLP, Mr. Barnett participated in numerous corporate and real estate transactions involving publicly-held REITs, including initial public offerings, joint ventures and corporate and real estate acquisitions. Mr. Barnett holds a Bachelor of Arts degree from Clark University and a Juris Doctor from Emory University School of Law. Mr. Barnett is a member of the American Bar Association, a member of the Real Estate Board of New York, a member of NAREIT, and is involved in various industry related groups. Mr. Barnett is also a member of the Association of Small Claims Arbitors for the Civil Court of the City of New York. Mr. Barnett is admitted to the Bar of the State of New York. From 1998 to 2000, Mr. Barnett served as an executive officer of FrontLine, a company that filed for protection from creditors under the Federal bankruptcy laws in June 2002. Mr. Barnett is 36 years old.

        Salvatore Campofranco has served as Executive Vice President and Chief Operating Officer of the Company since 2003. Mr. Campofranco served as the Senior Vice President and Managing Director of the Company's Westchester and Connecticut divisions from 1996 to 2003 where he was responsible for the leasing, acquisitions, construction and property management in the Company's Westchester County and Southern Connecticut Portfolio of office and industrial properties currently consisting of 4.8 million square feet in 32 properties. Mr. Campofranco has 16 years of experience in real estate finance and operations. Before joining the Company in 1996, Mr. Campofranco was Senior Vice President in charge of finance and operations for Towermarc Corporation. Prior to that, he was a manager with E&Y Kenneth Leventhal Real Estate Group (formerly Kenneth Leventhal & Company) in New York. He is a Certified Public Accountant in New York State and a graduate of Saint John's University, New York, with a B.S. in Accounting. He is also a member of the Executive Committee for the Board of Trustees for the Westchester Arts Council and The Westchester County Association, among other corporate and civic boards. Mr. Campofranco received the Westchester County Business Leader of the Year award for 2000. Mr. Campofranco is 47 years old.

        F. D. Rich III has served as Executive Vice President and Chief Administrative Officer since 2003. Mr. Rich joined the Company in 1996 and has held numerous positions, including Senior Vice President and head of the Company's Southern Connecticut Division and Chief Information Officer. Mr. Rich has extensive real estate development and management expertise in office, housing and retail developments in various regions in the country and in the Caribbean. Prior to joining the Company, Mr. Rich was a senior vice president with the F. D. Rich Company (the "Rich Company") and responsible for its operations. Mr. Rich has had extensive involvement with the City of Stamford's urban renewal efforts and the development, construction and operations of commercial office space in downtown Stamford. Mr. Rich is a founding member of the Board of the Stamford Downtown Special Services District and past Chairman. Mr. Rich has also served on the boards of the Stamford Partnership and the Stamford Chamber of Commerce. Mr. Rich attended Marquette University, Utica College of Syracuse University and Loyola College, majoring in Business Administration. Mr. Rich is 49 years old.

        Philip Waterman III has served as Executive Vice President, Chief Development Officer and Managing Director of the Company's New York City division since 2003. Mr. Waterman joined the

Company in 1999 as Managing Director of the Company's New York City division. Mr. Waterman is responsible for the Company's business activities in New York City. Prior to joining the Company, Mr. Waterman spent 12 years with Tishman Speyer Properties. He served as a Managing Director of Tishman Speyer Properties and sat on that company's Management Committee, which was responsible for investment and acquisition decisions. He was responsible for the oversight of Tishman Speyer's domestic leasing and marketing efforts for approximately 38 million square feet, including Rockefeller Center and the Chrysler Building in New York. Past responsibilities included oversight of Tishman Speyer's Los Angeles and San Francisco offices. He also spent two years in Tishman Speyer's Chicago office. Mr. Waterman received his B.A. from the University of Michigan. His professional affiliations include The Real Estate Board of New York, where he serves as a Governor; The Urban Land Institute; The Realty Foundation of New York where he serves as a Board Member; and The Young Men's and Women's Real Estate Association. His charitable affiliations include The Fresh Air Fund, where he sits on the Board of Directors, The Jeffrey Modell Foundation, where he serves as a Board Member, and The Downtown School, where he serves as a Board Member. Mr. Waterman is 38 years old.

The Board of Directors and Its Committees

        The Company is currently managed by an eight member Board of Directors, seven of whom are independent of the Company's management. Director independence was determined in accordance with the applicable corporate governance listing standards of the New York Stock Exchange. The Company has a policy in place whereby every three years at least one non-employee director (an "Independent Director") of the Company will have rotated off the Board.

        The Company's corporate governance guidelines state that the retirement of a director should normally occur at the end of the term in which he or she reaches the age of 72, but there should be an opportunity for the Board, through the Nominating and Corporate Governance Committee, to review the appropriateness of continued service after such time. Stanley Steinberg, a Nominee for director at the Annual Meeting, turned 72 years of age in 2005. In accordance with the Company's aforementioned retirement policy, the Nominating and Corporate Governance Committee has determined that it would be appropriate for Mr. Steinberg to stand for re-election at the Annual Meeting and, if elected, to continue to serve as a director of the Company through the 2006 Annual Meeting of Stockholders.

        The Board of Directors held seven meetings during fiscal year 2004. In addition, the Independent Directors of the Company held six executive sessions during fiscal year 2004 in which management directors did not participate. Executive sessions are held after each annual and quarterly meeting of the Board of Directors and otherwise when deemed necessary or appropriate.

        Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the Committees of the Company of which he or she was a member during 2004. It is the Board's policy that directors should attend the annual meeting. All of the members of the Board of Directors were present at the 2004 Annual Meeting of Stockholders.

        Lead Independent Director.    In May 2003, the Board created a new position of lead independent director, whose primary responsibility is to preside over the executive sessions of the Board in which management directors and other members of management do not participate. The lead independent director also advises the Chairman of the Board and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. Mr. Quick serves as the lead independent director of the Board.

        Audit Committee.    The Company has a standing Audit Committee consisting of John F. Ruffle, Elizabeth McCaul, Ronald H. Menaker and Peter Quick, each of whom is "independent" as defined in the New York Stock Exchange's listing standards. Information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included in this Proxy Statement. Mr. Ruffle currently serves as chairman of the Audit Committee. The Audit Committee held six meetings during fiscal year 2004.

        The Board has determined that Mr. Ruffle qualifies as an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission ("SEC"). There is a brief listing of Mr. Ruffle's qualifications in his biography that appears under the heading "Information Regarding Nominees and Officers." As noted above, the Board has determined that Mr. Ruffle is independent of the Company and its management.

        Executive Committee.    Subject to the supervision and oversight of the Board of Directors, the Executive Committee, which consists of Scott H. Rechler, Peter Quick, Douglas Crocker II and Stanley Steinberg, has the authority to approve acquisitions, financings and dispositions by the Company and to authorize the execution of certain contracts and agreements, including those relating to the borrowing of money by the Company, and to exercise all such other powers as are appropriately delegated by the Board of Directors, except for those which require action by all directors or the Independent Directors under the Charter or Bylaws of the Company or under applicable law. Mr. Scott H. Rechler serves as chairman of the Executive Committee. The Executive Committee held seven meetings during fiscal year 2004.

        Compensation Committee.    The Company's Compensation Committee, which consists of Lewis S. Ranieri, Douglas Crocker II, Ronald H. Menaker and Stanley Steinberg, makes recommendations and exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company's stock option plans. The functions of the Compensation Committee also include ensuring that the Company has developed an executive management succession plan, and periodically reviewing and evaluating such plan, and furthering the professional development of the Company's senior executive officers. Mr. Ranieri serves as chairman of the Compensation Committee. All current members of the Compensation Committee are independent as defined in the rules of the New York Stock Exchange. The Compensation Committee held six meetings during fiscal year 2004.

        Disclosure Committee.    The Company's Disclosure Committee, which consists of all of the Company's executive officers as well as certain other officers of the Company, has responsibility for the development and assessment of the financial and non-financial information to be included in the reports filed by the Company with the SEC and assists the Company's Chief Executive Officer and Chief Financial Officer in connection with their certifications contained in the Company's periodic reports. The Disclosure Committee reports to the Audit Committee on a quarterly or more frequent basis. The Disclosure Committee held six meetings during fiscal year 2004.

        Nominating and Corporate Governance Committee.    The functions of the Nominating and Corporate Governance Committee are to assist the Board in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices. The Nominating and Corporate Governance Committee is also responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board the director nominees for the next annual meeting of stockholders, (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Company and (iii) overseeing the evaluation of the Board and the Company's management.

        Each of Ronald H. Menaker, Douglas Crocker II, Elizabeth McCaul, Peter Quick, Lewis S. Ranieri, John F. Ruffle and Stanley Steinberg currently serves as a member of the Nominating and Corporate Governance Committee. Mr. Menaker serves as chairman of the Nominating and Corporate

Governance Committee. All current members of the Nominating and Corporate Governance Committee are independent as defined in the rules of the New York Stock Exchange.

        The Nominating and Corporate Governance Committee has a charter which is available and can be viewed and downloaded from the Company's website at www.reckson.com. The Company's corporate governance guidelines are also available and can be viewed and downloaded from the Company's website at www.reckson.com. Copies of the charter, as well as the corporate governance guidelines, are available to stockholders free of charge on request to the Company's Secretary, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747.

        The Nominating and Corporate Governance Committee will consider appropriate nominees for director whose names are submitted in writing by a stockholder of the Company. Nominations must be addressed to Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747, Attn: Jason M. Barnett, Secretary, indicating the nominee's qualification and other relevant biographical information and providing confirmation of the nominee's consent to serve as director. In order to be considered for the next annual election of directors, any such written request must comply with the requirements set forth in the Bylaws of the Company and below under "Stockholder Proposals and Nominations for 2006 Annual Meeting." The Company has not made any material changes to these procedures since their implementation.

        The Nominating and Corporate Governance Committee held three meetings during the fiscal year 2004. The Nominating and Corporate Governance Committee meets in executive session following each annual and quarterly meeting of the Board and otherwise when deemed necessary or appropriate.

        The Nominating and Corporate Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to qualities of intellect, integrity and judgment, business experience and knowledge, reputation and character, issues of diversity, relevant industry and trade association knowledge and participation, accounting and financial expertise, public company experience, willingness and ability to devote the time and effort required to effectively serve on the Board and relevant legal and regulatory qualifications. The Nominating and Corporate Governance Committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time. The Nominating and Corporate Governance Committee evaluates all nominees for director based on these criteria, including nominees recommended by stockholders.

        All Nominees for director at the 2005 Annual Meeting currently serve as directors of the Company.

        The Nominating and Corporate Governance Committee considers nominees for the Board from any reasonable source, including current Board members, stockholders or other persons. While the Nominating and Corporate Governance Committee has the ability to retain a third party to assist in the nomination process, the Company has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

        Pricing Committee.    The Company's Pricing Committee consists of Douglas Crocker II, Peter Quick, Lewis S. Ranieri and Scott H. Rechler. The Pricing Committee is designated from time to time and as needed to consider the price at which securities of the Company may be offered. The Pricing Committee held five meetings during the fiscal year 2004. Mr. Crocker serves as chairman of the Pricing Committee.

Director Independence

        The Board has determined that all of the Company's directors, with the exception of Mr. Scott H. Rechler (the Company's Chairman of the Board, Chief Executive Officer and President), have met the independence requirements of the New York Stock Exchange, based upon the application of objective categorical standards adopted by the Board. In making a determination regarding a director's independence, the Board considers all relevant facts and circumstances, including the director's commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time. In accordance with the Company's corporate governance guidelines, a director who satisfies all of the following criteria will be determined to be an Independent Director of the Company:

  (i)
  The director is not a current employee of the Company and has not been an employee of the Company within the preceding three years (other than in the capacity as a former interim Chairman or Chief Executive Officer);

  (ii)
  No immediate family member is currently an executive officer of the Company, and has not been such within the preceding three years;

  (iii)
  The director (other than in the capacity of a former interim Chairman or Chief Executive Officer), and any immediate family member of the director acting in the capacity of an executive employee, did not receive more than $100,000 in a twelve month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), within the preceding three years;

  (iv)
  The director was not affiliated with or employed by a present or former (internal or external) auditor of the Company and no immediate family member of the director was affiliated with or employed in a professional capacity by a present or former (internal or external) auditor of the Company, within the preceding three years;

  (v)
  Neither the director nor an immediate family member of the director was employed as an executive officer of another company where any of the Company's present executives served on that company's compensation committee within the preceding three years;

  (vi)
  The director is not a current executive officer or employee, and no immediate family member of the director is a current executive officer, of another company that made payments to or received payments from the Company for property or services in an amount which, in any of the preceding three fiscal years, exceeded the greater of $1 million or two percent (2%) of such other company's consolidated gross revenues (based on those revenues reported in the applicable fiscal year);

  (vii)
  The director is not an executive officer of another company which is indebted to the Company or to which the Company is indebted, in an amount greater than five percent (5%) of such other company's total consolidated assets at the end of the last completed fiscal year; and

  (viii)
  The director does not serve as an executive officer of any charitable organization to which the Company has made payments in any of the preceding three years of the greater of $1 million or two percent (2%) of such charitable organization's consolidated gross revenues (based on those revenues reported in the applicable fiscal year).

        Direct or indirect ownership of even a significant amount of Company stock by a director who may otherwise be determined to be independent as a result of the application of the foregoing standards may not bar an independence finding as to such director.

        For purposes of the foregoing, an "immediate family member" is defined as a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than an employee) who shares such person's home. Individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, are not taken into consideration with respect to the determination of a director's independence.

Director Compensation

        Each Independent Director of the Company receives an annual director's fee of $30,000 ($45,000 in the case of the lead independent director). Each Independent Director also receives $1,500 for each quarterly and special meeting of the Board of Directors attended in person or via teleconference. Each Independent Director receives $1,000 for each Committee meeting attended in person or via teleconference, except that members of the Audit Committee receive $2,000 for each Audit Committee meeting attended in person or via teleconference. Certain directors have made an election to receive, in lieu of cash payments, a portion of his or her director's fees in the form of restricted stock units, which are to be settled in an equal number of shares of common stock upon the director's retirement from the Board of Directors. The restricted stock units, which were issued under one of our existing stock option plans, are not transferable while such Independent Director remains a director of the Company.

        Each Independent Director appointed or elected to the Board for the first time receives 1,000 shares of restricted common stock or (at his or her election) restricted stock units on his or her date of appointment or election. In addition, following each annual meeting of stockholders, each of the Company's Independent Directors receives a number of shares of restricted common stock or (at his or her election) restricted stock units having a fair market value of $20,000 on the date of grant ($30,000 in the case of the lead independent director); provided, however, that an Independent Director who is appointed or elected to the Board for the first time is not eligible to receive this award for the initial year of his or her appointment. The actual number of shares of restricted common stock or restricted stock units that we will grant will be determined by dividing the fixed value of the grant by the closing price of our common stock on the New York Stock Exchange on the grant date. All shares of restricted common stock or restricted stock units granted to the Independent Directors vest immediately. However, no shares of restricted common stock or restricted stock units granted to an Independent Director are transferable by such Independent Director while such Independent Director remains a director of the Company. Awards issued in the form of restricted stock units are to be settled in an equal number of shares of common stock upon the Independent Director's retirement from the Board of Directors.

        In accordance with the foregoing, on June 9, 2004, each of Messrs. Menaker, Quick and Ranieri was granted 790 restricted stock units. The closing price of the Company's common stock on the New York Stock Exchange on June 9, 2004 was $25.30 per share. The restricted stock units were granted under one of our existing stock option plans. Because the Company's existing stock option plans were adopted prior to the Company's establishment of the lead independent director position, such plans do not contemplate the grant to the lead independent director of an additional number of shares of restricted common stock or restricted stock units having a fair market value of $10,000 on the date of grant. As a result, the Company was unable to award Mr. Quick, the Company's lead independent director, such additional number of shares or restricted stock units, and instead awarded him an additional $10,000 in cash compensation, a portion of which he elected to receive, in lieu of cash payments, in the form of restricted stock units. The Company's 2005 Stock Option Plan, stockholder approval for which is being sought at the Annual Meeting (see "Proposal 3: Approval of the 2005 Stock Option Plan"), provides for the annual grant to the lead independent director of an additional number of shares of restricted common stock or (at his or her election) restricted stock units having a fair market value of $10,000 on the date of grant. Moreover, each Independent Director initially appointed to the Board in 2004 (i.e., Messrs. Crocker, Ruffle and Steinberg and Ms. McCaul) was granted 1,000 shares of restricted common stock on the date of his or her appointment. These shares were granted under one of our existing stock option plans.

Communication with the Board of Directors

        The Company has a process for handling letters received by the Company and addressed to the Board of Directors or members of the Board. Through this process, any person, including our stockholders, may communicate directly with the Chairman of the Board, the lead independent director or with any individual Board member, or the entire Board, a Committee of the Board or the Independent Directors as a group, at any time. You may contact the Company's Board or specific members thereof (i) via U.S. mail by writing to Board of Directors, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747 or (ii) via e-mail using the following e-mail address: BoardofDirectors@reckson.com.

Code of Business Conduct and Ethics

        The Company has a code of business conduct and ethics, which is designed to promote honest and ethical conduct and deter wrongdoing at all levels of the Company's organization. All employees, officers and directors of the Company are bound by the code of business conduct and ethics. In addition to the code of business conduct and ethics, the Chief Financial Officer, Chief Accounting Officer and other senior financial officers that hold significant positions of leadership and trust at the Company must set an exemplary standard of conduct for the Company as described in the CFO and senior financial officers' code of conduct. A copy of each code is available on the Company's website at www.reckson.com. To request a copy via U.S. mail you may write to Jason M. Barnett, Corporate Secretary, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747.

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE CHARTER
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE
COMPANY FROM 100,000,000 TO 200,000,000

        Article VI, Section 1 of the Company's Charter currently provides the Company with the authority to issue 100,000,000 shares of common stock, par value $0.01 per share, 25,000,000 shares of preferred stock, par value $0.01 per share, and 75,000,000 shares of excess stock, par value $0.01 per share. The Board of Directors has determined that the Charter should be amended to increase the number of authorized shares of common stock of the Company from 100,000,000 to 200,000,000. In furtherance of this purpose, the Board has unanimously adopted a resolution approving the amendment and declaring its advisability and recommending such amendment to our stockholders.

        As of March 21, 2005, the Company had 81,628,943 shares of common stock issued and outstanding and had reserved 6,137,657 shares of common stock for issuance upon the redemption of Units (including LTIP Units, as defined herein) in the Operating Partnership, and in connection with the Company's various stock option plans. This leaves approximately 12.2 million authorized but unissued shares of common stock available for future use.

        The Board of Directors believes that an increase in the number of authorized shares of common stock is necessary to provide the Company with additional financial flexibility to meet its future business needs. For example, during 2004 the Company was able to strengthen its balance sheet by timely accessing the public equity markets by issuing an aggregate of 15 million shares of common stock for proceeds (before underwriting discounts and expenses) of approximately $436.2 million in three separate public offerings. If the proposed amendment is approved by our stockholders, the Company will have additional shares available for acquisitions, equity financings, stock option plans, stock dividends or stock splits, the reduction of indebtedness and other corporate purposes. The additional shares would be available for issuance without further stockholder approval, except as may be required by applicable law or the rules of the New York Stock Exchange. Although the Company does not have any commitment or understanding at this time for the issuance of additional shares of common stock (other than as permitted or required under the Operating Partnership's Amended and Restated Agreement of Limited Partnership, dated as of June 2, 1995, as amended, or the Company's stock option plans), the proposed amendment should enable the Company to take timely advantage of favorable opportunities and market conditions when they arise.

        In accordance with the Company's Charter, the Board of Directors is permitted to reclassify any unissued shares of common stock, including the additional 100,000,000 shares of common stock for which authorization is sought, from time to time in one or more classes or series of stock. The additional 100,000,000 shares of common stock for which authorization is sought would not (and the shares of common stock currently outstanding do not) entitle holders thereof to preemptive rights.

        The issuance of additional shares of common stock could have a dilutive effect on earnings per common share and on the equity and voting power of those holding shares of common stock at the time of issuance. In addition, the proposed amendment could have an anti-takeover effect, as additional shares of common stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a person seeking to obtain control of the Company. However, the amendment to our Charter is not being proposed for such purposes and is not in response to any known effort to accumulate shares of common stock or obtain control of the Company.

        The text of the proposed amendment to our Charter is attached as Annex A to this Proxy Statement.

        The Board unanimously recommends a vote FOR the approval of the amendment to the Company's Charter to increase the number of authorized shares of common stock of the Company from 100,000,000 to 200,000,000.

PROPOSAL 3: APPROVAL OF THE 2005 STOCK OPTION PLAN

        Subject to stockholder approval, the Board of Directors approved the adoption of the Company's 2005 Stock Option Plan (the "2005 Stock Option Plan"), under which 2,000,000 shares of the Company's common stock will be reserved for issuance. The Board is asking the Company's stockholders to approve the 2005 Stock Option Plan so that the Company may continue to provide incentives for management of the Company, including non-executive officers and directors. In addition, our Compensation Committee has the right to issue shares of common stock in lieu of the payment of cash to satisfy the Company's obligations, if any, under the Special Outperformance Award (as defined herein) pursuant to the Company's Long-Term Incentive Plan described under "Executive Compensation—Report on Executive Compensation." The Board of Directors also approved the adoption of the 2005 Stock Option Plan in order to provide the Compensation Committee with the flexibility to pay such awards in common stock if the targets for the Special Outperformance Award are satisfied.

        The Company has not adopted an option plan since 2002 and believes that the 2005 Stock Option Plan is important in order to attract, retain and motivate key managers and other personnel in a highly competitive marketplace. These incentives are designed to align the interests of management and stockholders in order to maximize stockholder value. The 2005 Stock Option Plan will not become effective until it is approved by the Company's stockholders. In the event that the 2005 Stock Option Plan is not approved, the Company intends to continue to grant stock-based awards with respect to shares that remain available under its existing stock option plans.

        As of March 21, 2005, the Company had unexercised options outstanding under its existing plans with respect to 1,886,860 shares at a weighted average exercise price of $24.67 per share and a weighted average remaining contractual life of approximately 3.3 years. Of this amount, options in respect of 906,860 shares were held by persons other than the Named Executive Officers (as defined herein). Under the Company's existing plans, an aggregate of 475,391 shares were available for future awards and 830,024 shares were reserved for future issuance (including the outstanding LTIP Units), of which 217,910 shares were reserved for persons other than the Named Executive Officers. In the aggregate, outstanding unexercised options, together with shares available for future awards and shares reserved for future issuance under our existing plans, total 3,192,275 shares and represent approximately 3.8% of our total outstanding shares of common stock and Units (including LTIP Units) as of March 21, 2005. Including the 2,000,000 shares proposed to be reserved for issuance under the 2005 Stock Option Plan, the aggregate outstanding unexercised options, together with shares available for future awards, would represent approximately 6.0% of our total outstanding shares of common stock and Units (including LTIP Units) as of March 21, 2005. The closing price of our shares of common stock on the New York Stock Exchange on March 21, 2005 was $31.36. At that time, the aggregate fair market value of the 2,000,000 shares of common stock proposed to be reserved for purposes of the 2005 Stock Option Plan was $62,720,000.

        The 2005 Stock Option Plan is being presented to stockholders for approval in compliance with requirements of the New York Stock Exchange and in order to satisfy certain regulatory requirements regarding the Plan.

        The following is a description of the 2005 Stock Option Plan, which description is subject to and qualified by the complete text of the 2005 Stock Option Plan, which is included as Annex B to this Proxy Statement.

        General.    The 2005 Stock Option Plan will be administered by the Compensation Committee of the Board of Directors. All current members of the Compensation Committee are independent as defined in the rules of the New York Stock Exchange and in accordance with the Company's corporate governance guidelines. Officers and employees of the Company and its subsidiaries (constituting approximately 290 persons as of March 21, 2005) generally will be eligible to participate in the 2005

Stock Option Plan. Independent Directors of the Company (constituting seven persons as of March 21, 2005) will be eligible to receive automatic grants of restricted common stock or restricted stock units on an annual basis, as well as other discretionary grants of restricted common stock or restricted stock units, under the 2005 Stock Option Plan. The total cumulative amount of discretionay grants to Independent Directors will be limited to 10% of the shares authorized for grant under the 2005 Stock Option Plan.

        The 2005 Stock Option Plan authorizes (i) the grant of stock options that qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the grant of stock options that do not so qualify ("NQSOs"), (iii) the grant of shares of common stock subject to certain restrictions on transfer and certain risks of forfeiture ("restricted stock"), (iv) the grant of unrestricted shares of common stock, (v) the grant of restricted stock units, which represent the right to receive either (a) an amount of cash equal to the fair market value of an equal number of shares of common stock or (b) an equal number of shares of common stock, as determined by the Compensation Committee, and (vi) the grant of units of a special class of partnership interests in the Operating Partnership ("LTIP Units"). See "Executive Compensation—Report on Executive Compensation" for additional information on LTIP Units. The 2005 Stock Option Plan also authorizes the grant of such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock as are deemed by the Compensation Committee to be consistent with the purposes of the 2005 Stock Option Plan. No award granted under the 2005 Stock Option Plan will be assignable or transferable, other than by will or by the laws of descent and distribution.

        The Board may at any time and from time to time suspend, discontinue or amend the 2005 Stock Option Plan. However, (i) no such amendment may impair any rights under any award previously made without the consent of the grantee of such award, (ii) except as and to the extent otherwise permitted by the terms of the 2005 Stock Option Plan, no such amendment may cause the 2005 Stock Option Plan to fail to satisfy any applicable regulatory requirement without stockholder approval, and (iii) to the extent required to meet the requirements of any national securities exchange or system on which the shares of common stock are then listed or reported, stockholder approval will be necessary for any amendment that constitutes a material revision to the 2005 Stock Option Plan. The 2005 Stock Option Plan will terminate on the earlier to occur of (i) ten years after the date on which it is approved by the Company's stockholders or (ii) such other date as the Board may determine.

        Stock Options Awards.    The Compensation Committee may grant stock options in such amounts and on the terms and conditions as the Compensation Committee may determine, subject to the terms of the 2005 Stock Option Plan. The exercise price of stock options may not be less than 100% of the fair market value of the shares of common stock on the date of grant. The Compensation Committee will determine the time or times at which and the conditions under which stock options may be exercisable. In any calendar year, a person eligible for awards under the 2005 Stock Option Plan may not be granted options covering more than 250,000 shares of common stock. The 2005 Stock Option Plan prohibits the re-pricing of option grants thereunder. The term of each stock option may not exceed ten years from the date the option is granted.

  Other Stock-Based Awards.

        Discretionary Awards.    Under the 2005 Stock Option Plan, the Compensation Committee may grant awards of restricted stock, unrestricted shares of common stock, restricted stock units, LTIP Units and rights to dividends and dividend equivalents, as well as such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock, in such amounts and on the terms and conditions as the Compensation Committee may determine, subject to the terms of the 2005 Stock Option Plan. The total cumulative amount of discretionay grants to Independent Directors will be limited to 10% of the shares authorized for grant under the 2005 Stock Option Plan.

        Non-Discretionary Awards.    The 2005 Stock Option Plan provides that each Independent Director appointed or elected to the Board for the first time shall automatically be granted 1,000 shares of restricted stock or (at his or her election) restricted stock units on his or her date of appointment or election. Further, each Independent Director who is serving as a director on the fifth business day after each annual meeting of stockholders shall, on such day, automatically be granted a number of shares of restricted stock or (at his or her election) restricted stock units having a fair market value of $20,000 on the date of grant ($30,000 in the case of the lead independent director); provided, however, that an Independent Director who is appointed or elected to the Board for the first time shall not be eligible to receive restricted stock or restricted stock units pursuant to this sentence for the year of his or her initial appointment or election.

        Certain Federal Income Tax Consequences of the 2005 Stock Option Plan.    The following is a brief summary of the principal Federal income tax consequences of the grant of (i) stock options, (ii) unrestricted shares of common stock, (iii) restricted stock, (iv) restricted stock units and (v) LTIP Units under the 2005 Stock Option Plan. The summary is based upon current Federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

        Stock Options.    A participant is not subject to Federal income tax either at the time of grant or at the time of exercise of an ISO. However, upon exercise, the difference between the fair market value of the common stock and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of common stock acquired through the exercise of an ISO in a "disqualifying disposition" (i.e., no disposition occurs within two years from the date of grant of the share option nor within one year of the transfer of the common stock to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such common stock, and such gain will be taxable to the participant as gain from the sale of a capital asset. The Company will not receive any tax deduction on the exercise of an ISO or, if the above holding period requirements are met, on the sale of the underlying common stock. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the common stock at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxable to the participant upon the sale of the common stock as capital gain and will not result in any deduction by the Company.

        If NQSOs are granted to a participant, there are no Federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

        Unrestricted Shares of Common Stock.    If a participant is granted unrestricted shares of common stock, such participant will have compensation income at the time of grant equal to the fair market value of such shares. The Company will receive a tax deduction in the amount of the income recognized by the participant.

        Restricted Stock.    A participant who is awarded restricted stock that is subject to a substantial risk of forfeiture (as defined in the Code) will not be taxed at the time of the grant unless the participant makes a special election under Section 83(b) of the Code. Assuming that no such election is made, the Company will receive no tax deduction at the time of the grant. Upon the lapse of the substantial risk of forfeiture associated with the restricted stock, a participant will recognize ordinary income equal to the fair market value of the restricted stock at the time of the lapse. At the same time, the Company will receive a tax deduction in the amount of ordinary income recognized by a participant.

        If a participant makes an election under Section 83(b) of the Code or if the restricted stock is subject to restrictions that do not comprise a substantial risk of forfeiture, he or she will recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of the grant (determined without regard to any restrictions which may lapse). The Company will receive a tax deduction in an equal amount at the same time. No additional income tax will be payable by a participant (and no additional deduction will be taken by the Company) upon lapse of the restrictions.

        Restricted Stock Units.    A participant generally will not be taxed at the time restricted stock units are granted. A participant will be subject to employment tax when the restricted stock units are no longer subject to a substantial risk of forfeiture and to income tax withholding when paid in cash or shares of common stock. In addition, dividend equivalents paid to a participant with respect to restricted stock units will be subject to tax as ordinary income at the time of receipt of such cash. Generally, the Company will receive a tax deduction that corresponds in time and amount to the recognition of ordinary income by a participant.

        LTIP Units.    A participant generally should not be taxed at the time LTIP Units are granted or become vested, but should recognize capital gain or loss upon the disposition of such LTIP Units. The Company will not receive any tax deductions relating to the granting or vesting of the LTIP Units. Profits allocated to the holders of LTIP Units should be treated as a distributive share of the profits of the Operating Partnership and reduce the profits of the Operating Partnership allocable to the Company and the remaining partners, if any.

  New Plan Benefits—Reckson Associates Realty Corp. 2005 Stock Option Plan

        The New Plan Benefits Table below sets forth the awards that will be granted under the 2005 Stock Option Plan through 2008 to the following: (i) each Named Executive Officer; (ii) the executive officers of the Company as a group; (iii) the Independent Directors of the Company as a group; and (iv) the non-executive officer employees of the Company as a group. Specifically, the table sets forth the total number of shares of restricted stock or restricted stock units that would be granted in the future pursuant to the nondiscretionary portion of the 2005 Stock Option Plan to Independent Directors through 2008, assuming the current seven Independent Directors remain directors through such period and assuming no additional discretionary grants are made to the Independent Directors under the 2005 Stock Option Plan during such period. On the fifth business day after each annual meeting of stockholders during the term of the 2005 Stock Option Plan, each such Independent Director who is acting as a director on such date will receive a grant of a number of shares of restricted stock or (at his or her election) restricted stock units having a fair market value of $20,000 on the date of grant ($30,000 in the case of the lead independent director), assuming no additional discretionary grants are made to the Independent Directors on such date. All other awards under the

2005 Stock Option Plan are dependent on the election or appointment of new Independent Directors or are discretionary and therefore are not currently determinable.

Name and Principal Position	Dollar Value of Grants from 2005 to 2008 ($)		Number of Units Under the Plan
Scott H. Rechler: Chairman of the Board, Chief Executive Officer and President	*		*
Michael Maturo: Executive Vice President, Chief Financial Officer and Treasurer	*		*
Jason M. Barnett: Executive Vice President, Secretary and General Counsel	*		*
Salvatore Campofranco: Executive Vice President and Chief Operating Officer	*		*
Philip Waterman III: Executive Vice President, Chief Development Officer and Managing Director, New York City Division
Executive Group	*		*
Independent Director Group	600,000	(1)	(2)
Non-Executive Officer Employee Group	*		*

*
Not currently determinable.

(1)
Assumes six Independent Directors are awarded $20,000 of restricted stock or restricted stock units annually and one lead independent director is awarded $30,000 of restricted stock or restricted stock units annually.

(2)
The actual number of shares or units awarded to the Independent Directors will be determined by dividing the fixed value of the grant by the closing price of our common stock on the New York Stock Exchange on the grant date.

        The Board unanimously recommends a vote FOR the approval of the 2005 Stock Option Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth the Company's stock option plan information at December 31, 2004:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(2)
Stock option plans approved by security holders	2,337,146	$23.77	980,713

Stock option plan not approved by security holders(1)	43,750	$23.92	169,586

Total	2,380,896	$23.78	1,150,299

(1)
Includes information relating to the Company's 1996 Employee Stock Option Plan (the "1996 Plan"). The 1996 Plan was adopted by the Board of Directors on November 7, 1996, and provides for the grant of awards of up to an aggregate of 200,000 shares of common stock. The 1996 Plan is administered by the Compensation Committee. Existing officers and directors of the Company are not eligible to participate in the 1996 Plan. The 1996 Plan authorizes (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Code, (ii) the grant of "nonqualified" stock options, (iii) the grant of shares of common stock subject to certain restrictions on transfer and certain risks of forfeiture, and (iv) grants of unrestricted shares of common stock. The exercise price of stock options is determined by the Compensation Committee, but may not be less than 100% of the fair market value of the shares of common stock on the date of grant. In any calendar year, a person eligible for awards under the 1996 Plan may not be granted options covering more than 75,000 shares of common stock. The 1996 Plan shall terminate 10 years after its effective date. Additional information related to the 1996 Plan is set forth in the Company's consolidated financial statements and the notes thereto that are part of the Company's Form 10-K for the year ended December 31, 2004.

(2)
In March 2005, the Company granted an aggregate of 272,100 LTIP Units to the Named Executive Officers and certain other senior officers, further reducing the number of shares of common stock available for future awards under the Company's existing stock option plans. The terms of these grants of LTIP Units, which are subject to time and performance-based vesting, are discussed under the caption "Executive Compensation—Report on Executive Compensation."

PROPOSAL 4: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005, subject to ratification of this appointment by the stockholders of the Company. Ernst & Young LLP has served as the Company's independent registered public accounting firm since the Company's formation in September 1994 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

        Ernst & Young LLP's fees for providing services to the Company in 2004 and 2003 were as follows:

        Audit Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2004 and 2003 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2004 and 2003 were approximately $1,047,000 and $476,000, respectively. Audit fees for 2004 included approximately $350,000 for services rendered in connection with the Company's report on internal control over financial reporting, a new requirement imposed by the Sarbanes-Oxley Act of 2002. In addition, approximately $200,000 of the audit fees for 2004 related to the Company's equity offerings and debt issuances.

        Audit Related Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements, other than the services described under "Audit Fees," including employee benefit plan audits and accounting assistance, for the fiscal years ended December 31, 2004 and 2003 were approximately $27,500 and $344,000, respectively.

        Tax Fees.    The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance (including REIT tax compliance), tax advice, and tax planning for the fiscal years ended December 31, 2004 and 2003 were approximately $207,000 and $247,000, respectively.

        All Other Fees.    There were no other fees billed by Ernst & Young LLP for the fiscal years ended December 31, 2004 and 2003.

        All of the services described under "Audit Fees," "Audit Related Fees" and "Tax Fees" were approved by the Audit Committee.

        Under the Audit Committee's pre-approval policies and procedures, each member of the Audit Committee has the authority to approve all permissible non-audit services to be performed by Ernst & Young LLP, provided that each decision relating to the approval of permissible non-audit services is presented to the Audit Committee at its next scheduled meeting. All such approvals are also reported to the full Board at the next scheduled Board meeting.

        The Board of Directors recommends a vote FOR the ratification of the selection of the independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

        The following is a report by the Company's Audit Committee regarding the responsibilities and functions of the Audit Committee.

        The Audit Committee, on behalf of the Board of Directors of the Company, serves as an independent and objective party to monitor the Company's financial reporting process and internal control system, and to review and appraise the audit efforts of the Company's independent registered public accounting firm. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee charter, which the Board of Directors revised in 2002. A copy of the revised charter was included in the Company's proxy statement for the 2003 Annual Meeting of Stockholders and can be viewed and obtained from the Company's website at www.reckson.com. A copy of the charter is also available to stockholders free of charge on request to the Company's Secretary, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747.

        Management has the primary responsibility for the Company's financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company's Annual Report, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the Company's earnings releases with management.

        Ernst & Young LLP, the Company's independent registered public accounting firm, are responsible for auditing the Company's financial statements and for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with the independent registered public accounting firm their independence from management and the Company and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

        The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets at least quarterly with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also meets with management prior to the filing with the SEC of the Company's quarterly reports on Form 10-Q and release to the public of its quarterly and year-end financial results.

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young LLP is in fact "independent."

                      Submitted by the Audit Committee
                      of the Board of Directors of the Company
                      John F. Ruffle (Chairman)
                      Elizabeth McCaul
                      Ronald H. Menaker
                      Peter Quick

EXECUTIVE COMPENSATION

Report on Executive Compensation

        The Role of the Committee.    Generally, the Compensation Committee of the Board of Directors (the "Compensation Committee") establishes, oversees and directs the Company's executive compensation policies and programs, administers the Company's stock option plans and seeks to ensure that the Company's executive compensation philosophy is consistent with the Company's best interests. The functions of the Compensation Committee also include ensuring that the Company has developed an executive management succession plan, and periodically reviewing and evaluating such plan, and furthering the professional development of the Company's senior executive officers.

        The Compensation Committee has a charter which is available and can be viewed and downloaded from the Company's website at www.reckson.com. A copy of the charter is available to stockholders free of charge on request to the Company's Secretary, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747. The Compensation Committee charter provides that the responsibilities of the Compensation Committee include (i) reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluating the Chief Executive Officer's performance in light of those goals and objectives, and determining and approving the Chief Executive Officer's compensation level based on this evaluation, (ii) making recommendations to the Board with respect to non-Chief Executive Officer compensation, incentive compensation plans and equity based plans, and (iii) producing this annual compensation committee report on executive compensation as required by the SEC.

        Compensation Philosophy and Review.    The Compensation Committee seeks to align executive compensation with the Company's business objectives and strategies, management programs and financial performance. The Company's compensation philosophy for executive officers serves three principal purposes: (i) to provide a total compensation package for executive officers that is competitive with the total compensation paid by REITs similar to the Company and other public and private real estate companies and with the current market for executive talent, (ii) to attract, retain and motivate talented executives who will maximize stockholder value and (iii) to encourage senior management's long-term equity ownership in the Company by linking a portion of executive compensation directly to increases in stockholder value.

        The Compensation Committee has overall responsibility for evaluating and approving the executive officer benefit, bonus, incentive compensation, severance, equity based or other compensation plans, policies and programs of the Company. The Compensation Committee exercises independent discretion in respect of executive compensation matters. With respect to the compensation of the Named Executive Officers (as defined herein) other than Scott H. Rechler, the Compensation Committee reviews the recommendations of Scott H. Rechler. The Compensation Committee also utilizes an independent compensation consultant in making its determinations.

        Executive Compensation.    The Company's executive compensation program consists primarily of an annual salary, cash bonuses linked to the performance of executives and the Company and long-term equity based compensation, which is also linked to the performance of the Company.

        Final compensation determinations for each fiscal year are generally made after the end of the fiscal year. At that time, base salaries for the following fiscal year are set, cash bonuses, if any, are determined for the past year's performance, and option grants, equity awards or other long-term compensation awards, if any, are generally made. For fiscal 2004, the Compensation Committee reviewed the annual salaries of the Company's executive officers. At a meeting held in March 2005, the Compensation Committee set the base salaries for the Named Executive Officers for the fiscal year ending December 31, 2005 and approved cash bonuses for such officers in respect of the fiscal year ended December 31, 2004.

        The Compensation Committee was advised by an independent compensation consultant regarding executive officer compensation matters, including annual base salary, annual incentives and long-term incentives. The independent compensation consultant is a consultant specializing in compensation matters in the real estate industry and is not affiliated with the Company. The Compensation Committee considered the independent compensation consultant's recommendations and advice in determining base salaries for 2005 and annual bonuses and long-term incentives for fiscal 2004. In addition, the independent compensation consultant advised the Compensation Committee on the appropriate long-term incentive arrangements in order to meet the Company's objectives.

        In determining executive compensation, the Compensation Committee noted that the Company significantly exceeded its 2004 operating and investment goals. Specifically, the Compensation Committee noted several factors, including the integration of a new management team, the increase of the Company's office occupancy to approximately 94% and the execution of the Company's investment strategy with the closing of $488 million of investments. The Compensation Committee also considered the enhancement of the Company's balance sheet with the issuance of over $550 million of common stock at historically high offering prices and $300 million of unsecured debt at historically low interest rates. Additional factors taken into account by the Compensation Committee included the annual total return to stockholders and the Company's performance relative to its peers.

        The following is a discussion of each element of the Company's executive compensation:

        Annual Base Salary.    Base salaries for certain of the Named Executive Officers are the subject of employment and noncompetition agreements between the Company and each such executive as discussed below. Each such agreement provides that the base salary provided for under the respective agreement will be reviewed no less frequently than annually. For 2004, the Compensation Committee determined base salaries for the Named Executive Officers based upon comparable industry salaries, the current economic environment, the responsibility and performance of the executives and the advice provided by the Company's Chief Executive Officer and the independent compensation consultant for the fiscal year ended December 31, 2004. The Named Executive Officers' 2005 base salaries increased between 3% and 20% from their 2004 base salaries.

        Annual Incentives.    Annual incentives are provided in the form of cash bonuses and were determined at the discretion of the Compensation Committee based upon the overall performance of the Company, the personal performance of each executive and the advice provided by the independent compensation consultant. For fiscal 2004, each of the Named Executive Officers, other than Scott H. Rechler, the Company's Chairman, Chief Executive Officer and President, received a cash bonus equal to between 100% and 115% of his 2004 base salary.

        Long-Term Incentives.    Long-term incentives have historically been provided by the Company through a variety of means, including the grant of stock options, restricted stock awards, restricted stock unit awards, rights and, in prior years, stock loans to purchase the Company's common stock. These awards are intended to align the executive's long-term objectives with those of the Company's stockholders. The grant of stock options, restricted stock awards, restricted stock unit awards, rights and stock loans are made under the Company's stock option plans which are administered by the Compensation Committee. The Compensation Committee has the discretion to determine those individuals to whom awards are made and the terms and conditions of the awards.

        In 2003, the Company reviewed and adopted a Long-Term Incentive Plan (the "2003 LTIP"), which was recommended by the Compensation Committee, for the Company's executive officers and other senior officers. The four-year plan has a core component (the "Core Award"), which provides for annual stock based compensation based upon continued service and 75% of which is based on attaining certain annual performance measures. The 2003 LTIP also has a special outperformance award (the "Special Outperformance Award"), which provides for compensation to be earned at the end of a four-year period if the Company attains certain four-year cumulative performance measures. Amounts earned under the special outperformance long-term component may be paid in cash or stock at the discretion of the Compensation Committee. Performance measures are based on total stockholder returns on a relative and absolute basis, as described below.

        The Core Award was made in the form of a grant to the Named Executive Officers in 2003 of shares of restricted stock to be earned over the four-year plan period. The shares of restricted stock were granted from available shares of common stock under one of our existing stock option plans. Under the terms of the 2003 LTIP, 6.25% of an officer's shares will become vested on each of the four anniversaries of the date of grant, provided that the officer remains in continuous employment with the Company until such date. 18.75% of an officer's shares will become vested on each of the four anniversaries of the date of grant, provided that the officer remains in continuous employment with the Company until such date, and the Company has achieved a total return to holders of the common equity of the Company and the Operating Partnership ("Common Equity") that either (i) is at or above the 50th percentile of the total return to stockholders achieved by members of a designated peer group during the same period or (ii) equals at least 9% per annum. Under the terms of the 2003 LTIP, if the performance requirement is not satisfied for a given year, the shares from that year will be rolled over to the following year and will become vested if the performance requirement is satisfied on a cumulative and compounded basis for the extended period. Dividends on the shares of restricted stock will be held by the Company until such shares become vested, and will be distributed thereafter to the applicable officer. See "Summary Compensation Table" below for a discussion of the payouts made to the Named Executive Officers in 2004 with respect to the vested portion of the Core Awards. In June 2004, Scott H. Rechler, the Company's Chairman, Chief Executive Officer and President, was awarded a retroactive tax payment in an amount sufficient to pay the tax liability on the portion of Mr. Rechler's Core Award that vested in March 2004. The award was made in recognition of the Company's 2004 performance and to incentivize him to retain his equity interests in the Company, thus further aligning Mr. Rechler with the Company's stockholders. See "Summary Compensation Table" below.

        The special outperformance component of the 2003 LTIP, also granted to the Named Executive Officers in 2003, consists of a bonus pool equal to 10% of the total return in excess of a 9% cumulative and compounded annual total return on the Common Equity for the period through the four-year anniversary after the date of grant (the "Special Outperformance Pool"). The aggregate amount payable to such officers from the Special Outperformance Pool is capped at an amount calculated based upon a total cumulative and compounded annual return on the Common Equity of 15%. An officer's Special Outperformance Award represents an allocation of the Special Outperformance Pool and will become vested on the fourth anniversary of the date of grant, provided that the officer remains in continuous employment with the Company or any of its affiliates until such date, and the Company has achieved on a cumulative and compounded basis, during the four fiscal years completed on the applicable anniversary date, a total return to holders of the Common Equity that (i) is at or above the 60th percentile of the total return to stockholders achieved by members of the peer group during the same period and (ii) equals at least 9% per annum. Special Outperformance Awards will be paid in cash; however, the Compensation Committee, in its sole discretion, may elect to pay such an award in shares of common stock, valued at the date of vesting, if shares are available at such time under any of the Company's existing stock option plans. The 2003 LTIP generally provides that no dividends or dividend equivalent payments will accrue with respect to the Special Outperformance Awards.

        Under the 2003 LTIP, if an officer's employment is terminated by the officer for "Good Reason," by the Company without "Cause" or if a "Change in Control" occurs while an officer is still employed by the Company (as each such term is defined in the agreement evidencing the award under the 2003 LTIP), the officer will become fully vested in the Core Award and, with regard to a designated amount of the Special Outperformance Award ($2.5 million with respect to Messrs. Rechler, Maturo and Barnett). However, if a Change in Control occurs wherein the Company continues in existence as a public company or another public company is the survivor in a transaction whereby the holders of the Company's common stock receive common stock of the surviving company, the 2003 LTIP awards will continue in existence and will not vest unless (i) the officer's employment is terminated or materially modified or (ii) the performance of the Company or surviving public company satisfies the vesting standards over the four year term of the 2003 LTIP award (as adjusted, if appropriate, to reflect the consideration in the Change in Control).

        During 2004, the Compensation Committee began evaluating revisions to the 2003 incentive awards under the 2003 LTIP designed to offer participating officers the same long-term incentives as restricted stock, while providing incentives for them to retain their equity interests in the Company subsequent to vesting. The revised 2003 LTIP was designed to provide the potential for officers to retain a greater equity interest in the Company by eliminating the need for officers to sell a portion of their Core Awards immediately upon vesting in order to satisfy personal income taxes which are due upon vesting under the original Core Awards. An officer holding LTIP Units generally will be taxed only when he or she chooses to liquidate his or her LTIP Units, rather than at the time of vesting. Therefore, an officer who wishes to hold his or her equity awards for the long-term would be taxed at long-term capital gain rates under the revised 2003 LTIP. In December 2004, the Operating Partnership entered into definitive agreements with certain of the Named Executive Officers and certain other senior officers to revise their 2003 LTIP award agreements. The revised agreements provide for (i) the rescission of all or a portion of the unvested portion of their Core Awards and (ii) the award in exchange for the rescinded Core Awards of an equal number of LTIP Units.

        The terms of each award of LTIP Units are substantially similar to those of the Core Awards. The vesting, performance hurdles and timing for vesting remain unchanged. However, an LTIP Unit represents an equity interest in the Operating Partnership, rather than the Company. At issuance, the LTIP Unit has no value but may over time accrete to a value equal to (but never greater than) the value of one share of common stock of the Company. Initially, LTIP Units will not have full parity with common units of the Operating Partnership with respect to liquidating distributions. Upon the occurrence of certain "triggering events," the Operating Partnership will revalue its assets for the purpose of the capital accounts of its partners and any increase in valuation of the Operating Partnership's assets from the date of the issuance of the LTIP Units through the "triggering event" will be allocated to the capital accounts of holders of LTIP Units until their capital accounts are equivalent to the capital accounts of holders of common units. If such equivalence is reached, LTIP Units would achieve full parity with common units for all purposes, and therefore accrete to an economic value equivalent to shares of common stock on a one-for-one basis. After two years from the date of grant, if such parity is reached, vested LTIP Units may be redeemed for cash in an amount equal to the then fair market value of an equal number of shares of common stock or converted into an equal number of common units of the Operating Partnership, as determined by the Compensation Committee. However, there are circumstances under which such economic equivalence would not be reached. Until and unless such economic equivalence is reached, the value that the officers will realize for vested LTIP Units will be less than the value of an equal number of shares of common stock. In addition, unlike Core Awards (wherein dividends that accumulate during the 2003 LTIP are paid upon vesting), LTIP Units receive the same quarterly distributions as common units of the Operating Partnership on a current basis, thus providing full dividend equivalence with shares of common stock. At the scheduled March 2005 vesting date, the specified performance hurdles were met, and officers that received LTIP Units received a one-time cash payment that represented payment of the full vested amount of the accrued unpaid dividends under the Core Award through the issuance date of the LTIP Units.

        Each Named Executive Officer and any other senior officer participating in the 2003 LTIP was offered the option to retain all or a portion of his or her Core Awards or to rescind them in exchange for new awards of LTIP Units. Each of Messrs. Rechler, Maturo and Barnett accepted such offer and thereby amended his award agreement to cancel his unvested Core Award (constituting 104,167 shares of restricted stock for each such Named Executive Officer) and received an equal number of LTIP Units. Each LTIP Unit awarded is deemed equivalent to an award of one share of common stock reserved under one of our existing stock option plans, reducing availability for other equity awards on a one-for-one basis. In order to more closely replicate the terms of the Core Awards being rescinded, the Company also entered into agreements with Messrs. Rechler, Maturo and Barnett, which provide that in the event of a change in control of the Company the applicable officer shall receive the equivalent value of one share of common stock for each LTIP Unit.

        The Compensation Committee believes that the revised 2003 LTIP (1) advances the goal of promoting long-term equity ownership in the Company by officers, (2) has no adverse impact on dilution as compared to using restricted stock, (3) does not materially increase the economic cost to the Company of equity-based compensation awards as compared to using restricted stock awards, (4) further aligns the interests of officer with the interests of stockholders, and (5) is accounted for to reflect the full compensation costs incurred by the Company. As a result, the Compensation Committee intends to continue to offer eligible officers and employees their equity based compensation in the form of LTIP Units.

        In accordance with the above and in order to reflect the Company's performance during 2004 and to continue to incentivize management for the long-term, in March 2005, following the recommendation of the Compensation Committee, the Independent Directors of the Board granted the Named Executive Officers the following numbers of LTIP Units: Scott H. Rechler—200,000; Michael Maturo—25,000; Jason M. Barnett—6,500; Salvatore Campofranco—15,000; and Philip Waterman—2,600. As noted above, Mr. Rechler did not receive a cash bonus for 2004. Each such LTIP Unit awarded is deemed equivalent to an award of one share of common stock reserved under one of our existing stock option plans, reducing availability for other equity awards on a one-for-one basis. Under the terms of the grant, the LTIP Units will become vested in two equal annual installments on December 31, 2006 and December 31, 2007, provided that the officer remains in continuous employment with the Company until such date and, during 2005, either (i) the Company has achieved a total return to holders of the Common Equity that either (a) is at or above the 50th percentile of the total return to stockholders achieved by members of a designated peer group during the same period or (b) equals at least 9%, or (ii) funds from operations per share increases by at least 5%. If the performance requirement is not met in 2005 the LTIP Units will become vested if the performance requirement is satisfied on a cumulative and compounded basis in 2006 or 2007. The terms of the 2005 LTIP Unit grants are generally consistent with the terms of the 2003 LTIP, including with respect to the impact upon vesting in the event of a change in control.

        Chief Executive Officer.    The Compensation Committee determined the 2004 compensation of the Chief Executive Officer in accordance with the above discussion.

        Tax Deductibility of Executive Compensation.    Section 162(m) of the Code limits the deductibility on the Company's tax return of compensation over $1 million to the Chief Executive Officer and the next four highest compensated officers of the Company (the "Covered Employees") unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company paid aggregate compensation of approximately $3.7 million to its Covered Employees during 2004 which would be non-deductible under the limitations set forth in Section 162(m).

                      Submitted by the Compensation Committee
                      of the Board of Directors of the Company
                      Lewis S. Ranieri (Chairman)
                      Douglas Crocker II
                      Ronald H. Menaker
                      Stanley Steinberg

Summary Compensation Table

        The following table sets forth information regarding the compensation awarded for the past three fiscal years to Scott H. Rechler, Chairman of the Board, Chief Executive Officer and President of the Company, and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

Annual Compensation

					Long-Term Compensation
Name and Principal Position	Year	Salary($)(1)	Bonus($)		Restricted Stock Awards($)(3)		LTIP Payouts($)		Other($)(8)
Scott H. Rechler: Chairman of the Board, Chief Executive Officer and President	2004 2003 2002	506,350 486,875 486,875	— 486,875 486,875		— — 885,148	(4)	939,230 — —	(7)	8,400 35,754 35,754	(9)(10) (10) (10)
Michael Maturo: Executive Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	453,050 435,625 435,625	453,050 435,625 435,625		77,730 — 726,760	(5) (4)	939,230 — —	(7)	11,367 576 35,576	(10) (10)
Jason M. Barnett: Executive Vice President, Secretary and General Counsel	2004 2003 2002	435,625 435,625 435,625	435,625 435,625 435,625		51,820 — 156,240	(5) (4)	939,230 — —	(7)	10,666 576 35,576	(10)(11) (10)
Salvatore Campofranco: Executive Vice President and Chief Operating Officer	2004 2003 2002	330,000 300,000 270,375	379,500 300,000 275,000		— — 449,157	(6)	563,533 — —	(7)	532 45,576 576	(12)
Philip Waterman III: Executive Vice President, Chief Development Officer and Managing Director, New York City Division	2004 2003 2002	400,000 400,000 343,917	410,000 400,000 350,000	(2)	— — —		675,005 — —	(7)	532 70,464 576	(12)

(1)
The base salaries of Scott H. Rechler, Michael Maturo, Jason M. Barnett and Salvatore Campofranco were paid by Reckson Management Group, Inc. ("RMG"). The base salary of Philip Waterman III was paid by RANY Management Group, Inc. ("RANY"). The Company and the Operating Partnership reimburse the appropriate subsidiary corporation for time spent by the Named Executive Officer on the business of the Company or the Operating Partnership, respectively.

(2)
Excludes tax payments in the amount of $8,315 in connection with a $10,000 cash bonus awarded to Mr. Waterman in 2004.

(3)
As of December 31, 2004, the Named Executive Officers held 203,290 shares of restricted stock, aggregating approximately $6.7 million (based on the closing price on the New York Stock Exchange of the Company's common stock on December 31, 2004), including the 2002 Rights and the 2003 Rights referred to below.

(4)
Represents the value, as of the date of grant, of (i) an award of Rights, which was granted to certain of the Named Executive Officers in November 2002 (the "2002 Rights") and (ii) an award of Rights, which was granted to certain of the Named Executive Officers in March 2003 (the "2003 Rights"). The Rights were granted pursuant to agreements with the respective Named Executive Officer. Each Right represents the right to receive, upon vesting, one share of common stock, if shares are then available for grant under one of the Company's stock option plans or, if shares are not so available, an amount of cash equivalent to the value of such stock on the vesting date. The 2002 Rights vest in four equal annual installments beginning on November 14, 2003 (and shall be fully vested on November 14, 2006). The 2003 Rights were earned as of March 13, 2005 and vest in three equal annual installments beginning on March 13, 2005 (and shall be fully vested on March 13, 2007). Dividends on the shares are held by the Company until such shares vest, and are distributed thereafter to the applicable officer. The 2002 Rights also entitled the holder thereof to cash payments in respect of taxes payable by the holder resulting from the 2002 Rights. The 2002 Rights were granted as follows: Scott H. Rechler received 35,247 Rights; and Michael Maturo received 27,588 Rights. With respect to the 2003 Rights, each of the foregoing Named Executive Officers and Jason M. Barnett received 8,680 Rights.

(5)
Represents the value, as of the date of grant, of an award of restricted stock which was granted to certain of the Named Executive Officers following their mid-year reviews. The shares were granted from available shares of common stock under one of our existing stock option plans. The shares vest one year from the date of grant. Dividends on the shares are distributed to the applicable officer from and after the date of grant. Each officer is also entitled to receive cash payments in respect of taxes payable by such officer upon vesting of the shares. The shares were granted as follows: Michael Maturo received 3,000 shares; and Jason Barnett received 2,000 shares.

(6)
In 1999, Mr. Campofranco was awarded a stock grant of 65,000 shares of common stock. The award vested in three equal annual installments beginning in 2000. The shares were granted from available shares of common stock under one of our existing stock option plans. No dividends on the shares were earned or payable until after such shares vested.

(7)
Represents the value, as of the date of vesting, of that portion of the Named Executive Officer's Core Award under the Company's 2003 LTIP that vested on March 13, 2004. On March 13, 2003, the Named Executive Officers received the following numbers of shares of restricted stock as Core Awards under the Company's 2003 LTIP: Scott H. Rechler—138,889; Michael Maturo—138,889; Jason M. Barnett—138,889; Salvatore Campofranco—83,333; and Philip Waterman III—111,111. On March 13, 2004, the Named Executive Officers' Core Award shares vested as follows: in the case of each of Scott H. Rechler, Michael Maturo and Jason M. Barnett 34,722 shares vested; in the case of Salvatore Campofranco 20,833 shares vested; and in the case of Philip Waterman III 27,778 shares vested. In December 2004, the Operating Partnership entered into definitive agreements with Messrs. Rechler, Maturo and Barnett and certain other senior officers to revise their 2003 LTIP award agreements. The revised agreements provide for (i) the rescission of the unvested portion of their Core Awards (constituting 104,167 shares of restricted stock for each such Named Executive Officer) and (ii) the award in exchange for the rescinded Core Awards of an equal number of LTIP Units. See "Executive Compensation—Report on Executive Compensation" for a description of the 2003 LTIP and the Core Awards.

(8)
Excludes (i) loan forgiveness and related tax payments in 2004, 2003 and 2002, respectively, pursuant to the terms of previously awarded stock loans and (ii) tax payments in 2004 and 2003, respectively, pursuant to the terms of the 2002 Rights in the following amounts: Scott H. Rechler—$966,500, $680,400 and $985,400; Michael Maturo—$796,700, $558,000 and $807,500; Jason M. Barnett—$558,100, $383,200 and $534,700; Salvatore Campofranco—$119,800, $312,143 and $272,156; and Philip Waterman III—$406,700, $2,258,655 and $759,278. See "Certain Relationships and Related Transactions." In addition, with respect to Michael Maturo, excludes loan forgiveness and a related tax payment in 2003 and 2002 of $106,211 and $79,832, respectively, pursuant to the terms of Mr. Maturo's 1995 employment and noncompetition agreement with the Company. See "Employment and Noncompetition Agreements."

(9)
Excludes a retroactive tax payment in the amount of $399,000 on the portion of Mr. Rechler's Core Award that vested on March 13, 2004.

(10)
Includes the following premiums paid during 2004 for life insurance policies for certain of the Named Executive Officers: Scott H. Rechler—$7,867; Michael Maturo—$10,835; and Jason M. Barnett—$10,134. Also includes the following premiums paid during 2003 and 2002, respectively, for life insurance policies under which certain of the Named Executive Officers have the right to receive the cash surrender value of the policies: Scott H. Rechler—$35,178 and $35,178; Michael Maturo—$0 and $35,000; and Jason M. Barnett—$0 and $35,000. Prior to the enactment of the Sarbanes-Oxley Act of 2002, the Company had loaned, on behalf of executive officers, the payment of the premiums on such life insurance policies, subject to the refund of premiums to the Company upon the termination of such policies.

(11)
Excludes loan forgiveness and related tax payments in 2004 in the amount of $366,733 pursuant to the terms of loans made to Mr. Barnett prior to the time he was an executive officer of the Company.

(12)
Each of Messrs. Campofranco and Waterman was granted a special cash award of $45,000 and $60,000, respectively, in connection with his promotion to an executive position in December 2003.

Aggregated Fiscal Year-End 2004 Option Values

        The following table sets forth the value of options at the end of 2004 by the Company's Named Executive Officers.

			Number of Shares Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised in-the-Money Options at Fiscal Year-End($)(1)
	Shares Acquired on Exercise(#)
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Scott H. Rechler	0	0	422,500	0	3,276,500	—
Michael Maturo	40,000	730,879	437,500	0	3,928,600	—
Jason M. Barnett	10,000	136,241	120,000	0	1,016,000	—
Salvatore Campofranco	70,000	226,773	0	0	—	—
Philip Waterman III	190,000	1,035,841	0	0	—	—

(1)
The value of unexercised in-the-money options at fiscal year-end based on the fair market value of the common stock of $32.81 per share as of December 31, 2004.

Employment and Noncompetition Agreements

        Each of the Named Executive Officers, other than Mr. Campofranco, has entered into an employment and noncompetition agreement with the Company. In addition, Messrs. Rechler, Maturo and Barnett have each entered into severance agreements with the Company.

        The employment and noncompetition agreements with each of Scott H. Rechler, Michael Maturo and Jason M. Barnett were renewed as of August 15, 2000 for five-year terms, unless in each case otherwise extended. The term of each of their severance agreements is identical to their employment and noncompetition agreement, including any extension thereof. However, in the event of a "Change in Control" (as such term is defined in the applicable agreement), each severance agreement automatically extends the term of the corresponding employment agreement until the later of (i) the date on which the employment and noncompetition agreement otherwise would have expired and (ii) the date which is 60 months after the end of the calendar year in which such Change in Control occurs. Each agreement provides for certain benefits in the event of termination of the executive by the Company without "Good Reason" (as such term is defined in the applicable agreement) or the resignation of the executive upon a material breach of the agreement by the Company or a Change in Control of the Company. These benefits include the continued payment of the executive's base salary during the remaining term of the agreement, immediate vesting of all equity awards as well as continued entitlement to receive other benefits conferred under the applicable agreement for such remaining term. Under the agreements, each executive is also entitled to certain specified benefits in the event of his death or disability.

        In addition, the employment and noncompetition agreements for each of Messrs. Rechler, Maturo and Barnett, subject to limited exceptions, prohibit each such executive from engaging, directly or indirectly, during the term of his employment, in any business, which engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any industrial or office real estate property in any of the submarkets throughout the tri-state metropolitan area of New York, New Jersey and Connecticut in which the Company is operating ("Competitive Activities"). These employment and noncompetition agreements also prohibit such persons from engaging, directly or indirectly, during a specified Noncompetition Period in any Competitive Activities, subject to limited exceptions. The Noncompetition Period for each such executive is the period beginning on the date of the termination of employment and ending on the later of (i) the first anniversary of such person's termination of employment with the Company and (ii) the third anniversary of the person's prior employment and noncompetition agreement.

        Mr. Waterman's employment agreement has a four-year term, which may be renewed or extended upon mutual consent of the parties thereto, and provides for certain benefits in the event the Company terminates his employment without Cause (as defined in the agreement) or Mr. Waterman terminates his employment for Good Reason (as defined in the agreement). These benefits include a cash lump sum payment of $2,000,000, immediate vesting of any stock options, the forgiveness of certain tax loans and the continuation of certain health, life insurance and disability benefits. In addition, Mr. Waterman's right to any remaining Core Award and the Special Outperformance Award under the Company's 2003 LTIP will be forfeited. Mr. Waterman's employment agreement also provides for specified benefits upon a change-in-control of the Company and his death or disability.

        Mr. Waterman's employment agreement also prohibits him from engaging, directly or indirectly, in any business which engages or attempts to engage in the acquisition, development, construction, operation, management or leasing of any industrial or office real estate anywhere in New York, New Jersey or Connecticut or intentionally interfering with, disrupting or attempting to disrupt the relationship between the Company and any customer, tenant, supplier, contractor, lender or employee during a specified Restrictive Period. The Restrictive Period for Mr. Waterman is the period beginning on the date of termination of his employment and an additional six months under certain circumstances.

        Pursuant to the original employment and noncompetition agreement with Mr. Maturo entered into in 1995, the Company made a nonrecourse loan to Mr. Maturo in the amount of approximately $400,000 (the "Loan") in order to finance his purchase of an equity interest in the Company. On each of the first four anniversaries of the Loan, $100,000 of the outstanding principal amount was forgiven by the Company and the Company made non recourse loans to Mr. Maturo in an amount equivalent to his resulting tax liability, which in turn is forgiven (together with accrued interest thereon and on the Loan) over the sixth through eighth anniversaries of the date the Loan was made.

STOCK PERFORMANCE GRAPH

        The following graph provides a comparison of the cumulative total stockholder return on the common stock for the period from December 31, 1999 to December 31, 2004 with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and the NAREIT Equity REIT Total Return Index. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the common stock of the Company on December 31, 1999, in the S&P 500 and in the NAREIT Equity REIT Total Return Index on December 31, 1999, and (ii) the reinvestment of dividends.

5-year Stock Performance

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth the beneficial ownership of common stock for (i) each stockholder of the Company holding more than a 5% beneficial interest in the common stock of the Company, (ii) each Named Executive Officer of the Company and (iii) the directors and executive officers of the Company as a group. Stock ownership of the directors who are not Named Executive Officers of the Company appears under the heading "Information Regarding Nominees and Officers" in this Proxy Statement.

	Shares of Common Stock and Units Beneficially Owned as of March 21, 2005(1)
Name of Beneficial Owners	Number	Percent of Class(2)
Cohen & Steers, Inc.(3)	9,462,925	11.59%
FMR Corp.(4)	9,978,463	12.22%
LaSalle Investment Management, Inc.(5)	4,519,141	5.54%
Security Capital Research & Management Incorporated(6)	6,813,200	8.35%
Morgan Stanley(7)	5,118,709	6.27%
Scott H. Rechler(8)	857,081	1.01%
Michael Maturo(9)	699,953	*
Jason M. Barnett(10)	291,840	*
Salvatore Campofranco(11)	65,250	*
Philip Waterman III(12)	122,725	*
F. D. Rich III(13)	117,527	*
All directors and executive officers as a group (13 persons)	2,245,433	2.62%

*
Less than one percent.

(1)
All information has been determined as of March 21, 2005. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of common stock that person has the right to acquire pursuant to the exercise of stock options within 60 days or upon the redemption of Units (including vested LTIP Units) in the Operating Partnership (assuming the Company elects to issue common stock rather than pay cash upon such redemption). Units are exchangeable for cash or, at the option of the Company, on a one-for-one basis for shares of common stock, subject to certain limitations. LTIP Units are convertible into common units only upon the satisfaction of certain conditions. With respect to the foregoing, the Company has assumed that all conditions required for all vested LTIP Units to be convertible into an equal number of common units have been satisfied. See "Executive Compensation" for a discussion of LTIP Units and the vesting of stock options granted to directors and officers.

(2)
For purposes of computing the percentage of outstanding shares of common stock held by each person, any shares of common stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purposes of computing the percent ownership of any other person. In addition, for purposes of such calculation, Units (including vested LTIP Units) held by each person are treated as if such person had converted and held the related equivalent number of shares of common stock. With respect to the foregoing, the Company has assumed that all conditions required for all vested LTIP Units to be convertible into an equal number of common units have been satisfied.

(3)
This information is based upon information reported by the stockholder in filings made with the SEC. Of the 9,462,925 shares reported to be beneficially owned by Cohen & Steers, Inc., a parent holding company, 9,417,405 shares (11.54% of total shares of common stock outstanding) are owned by Cohen & Steers Capital Management, Inc. ("CSCM"), an investment adviser registered under the Investment Advisers Act of 1940. The address of both Cohen & Steers, Inc. and CSCM is 757 Third Avenue, New York, NY 10017.

(4)
This information is based upon information reported by the stockholder in filings made with the SEC. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. Of the 9,978,463 shares reported to be beneficially owned by FMR Corp., a parent holding company, 6,769,520 shares (8.29% of total shares of common stock outstanding) are owned by Real Estate Invest Portfolio, an investment company registered under the Investment Company Act of 1940.

(5)
This information is based upon information reported by the stockholder in filings made with the SEC. LaSalle Investment Management, Inc. ("LaSalle") owns 1,118,772 shares of common stock of the Company (1.37% of total shares of common stock outstanding) and LaSalle Investment Management (Securities), L.P. ("LIM"), a subsidiary of LaSalle, owns 3,400,369 shares of common stock of the Company (4.17% of total shares of common stock outstanding). The address of both LaSalle and LIM is 200 East Randolph Drive, Chicago, IL 60601.

(6)
This information is based upon information reported by the stockholder in filings made with the SEC. The address of Security Capital Research & Management Incorporated is 10 South Dearborn Street, Suite 1400, Chicago, IL 60603.

(7)
The information is based upon information reported by the stockholder in filings made with the SEC. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036. Morgan Stanley is the parent company of, and indirect beneficial owner of shares held by, Morgan Stanley Investment Management Inc. ("MSIM"). The address of MSIM is 1221 Avenue of the Americas, New York, NY 10020.

(8)
Represents (a) 399,859 shares of common stock, including 396,238 shares of common stock owned directly, 614 shares of common stock owned through the Company's 401(k) plan and 3,007 shares of common stock held in trust for the benefit of his children, (b) 34,722 LTIP Units and (c) 422,500 exercisable options.

(9)
Represents (a) 75,710 Units, including 40,988 common units and 34,722 LTIP Units, (b) 186,743 shares of common stock, including 185,262 shares of common stock owned directly and 1,481 shares of common stock owned through the Company's 401(k) plan, and (c) 437,500 exercisable options.

(10)
Represents (a) 135,118 shares of common stock, (b) 36,722 Units, including 2,000 common units and 34,722 LTIP Units, and (b) 120,000 exercisable options.

(11)
Represents 65,250 shares of common stock.

(12)
Represents 122,725 shares of common stock.

(13)
Represents (a) 57,427 shares of common stock, (b) options to purchase 52,100 shares of common stock and (c) 8,000 Units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% Holders were satisfied during 2004, except as follows: Elizabeth McCaul, Peter Quick, Lewis S. Ranieri, Scott H. Rechler, Jason M. Barnett and Michael Maturo each filed a Form 4 with respect to one transaction subsequent to its due date; Donald J. Rechler, the former non-executive Chairman of the Board of Directors until his resignation therefrom in November 2004, filed four Forms 4 with respect to six transactions subsequent to their due dates; and Salvatore Campofranco reported two transactions on his Form 5 that should have previously been reported on a Form 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Property Transactions

        In connection with our initial public offering in May 1995 (the "IPO"), the Company was granted ten-year options to acquire ten properties (the "Option Properties") which were either owned by certain Rechler family members who were also executive officers of the Company, or in which the Rechler family members owned a non-controlling minority interest, at prices based upon an agreed upon formula. In years prior to 2001, one Option Property was sold by the Rechler family members to a third party and four of the Option Properties were acquired by the Company for an aggregate purchase price of approximately $35 million, which included the issuance of approximately 475,000 Units valued at approximately $8.8 million.

        During November 2003, in connection with the Company's sale of its Long Island industrial building portfolio, four of the five remaining options (the "Remaining Option Properties") were terminated along with management contracts relating to three of the properties. In return the Company received an aggregate payment from the Rechler family members of $972,000. Rechler family members have also agreed to extend the term of the remaining option on the property located at 225 Broadhollow Road, Melville, New York (the Company's current headquarters) for five years and to release the Company from approximately 15,500 square feet under its lease at this property. In connection with the restructuring of the remaining option, the Rechler family members paid the Company $1 million in return for the Company's agreement not to exercise the option during the next three years. As part of the agreement, the exercise price of the option payable by the Company was increased by $1 million. In addition, in exchange for the right to terminate its existing lease at 225 Broadhollow Road eighteen months early, the Company amended the terms of its option to acquire such property by providing certain Rechler family members with customary tax protection in the event the Company were to acquire the property and then dispose of it within five years. This amendment was negotiated and approved by the Independent Directors of the Company.

        As part of the Company's REIT structure it is provided management, leasing and construction related services through taxable REIT subsidiaries, as defined by the Code. These services are currently provided by Reckson Construction Group, Inc., RMG, RANY and Reckson Construction Group New York, Inc. During the year ended December 31, 2004, Reckson Construction & Development, LLC ("RCD") billed approximately $859,400 of market rate services and RMG billed approximately $280,000 of market rate management fees to the Remaining Option Properties.

        RMG leases approximately 26,000 square feet of office space at the Remaining Option Property located at 225 Broadhollow Road, Melville, New York for its corporate offices at an annual base rent of approximately $780,000. RMG had also entered into a short-term license agreement at the property for 6,000 square feet of temporary space which expired in January 2004. RMG also leases 10,722 square feet of warehouse space used for equipment, materials and inventory storage at a property owned by certain members of the Rechler family at an annual base rent of approximately $77,000. In addition, commencing April 1, 2004, RCD has been leasing approximately 17,000 square feet of space at the Remaining Option Property, located at 225 Broadhollow Road, Melville, New York, which was formerly occupied by an affiliate of First Data Corp. and which is scheduled to terminate on September 30, 2006. Base rent of approximately $360,000 was paid by RCD during the nine month period ended December 31, 2004. RCD anticipates it will mitigate this obligation by sub-letting the space to a third party. However, there can be no assurances that RCD will be successful in sub-leasing the aforementioned space and mitigating its aggregated costs.

        A company affiliated with Lewis S. Ranieri, a director of the Company, leases 15,566 square feet in a property owned by the Company at an annual base rent of approximately $445,000. Reckson Strategic Venture Partners, LLC ("RSVP") leased 5,144 square feet in one of the Company's joint venture properties at an annual base rent of approximately $176,000. On June 15, 2003, this lease was mutually terminated and RSVP vacated the premises.

FrontLine Capital Group

        During 1997, the Company formed FrontLine and RSVP. RSVP is a real estate venture capital fund, which invested primarily in real estate and real estate operating companies outside the Company's core office and industrial/R&D focus and whose common equity is held indirectly by FrontLine. In connection with the formation and spin-off of FrontLine, the Operating Partnership established an unsecured credit facility with FrontLine (the "FrontLine Facility") in the amount of $100 million for FrontLine to use in its investment activities, operations and other general corporate purposes. The Company advanced approximately $93.4 million under the FrontLine Facility. The Operating Partnership also approved the funding of investments of up to $100 million relating to RSVP (the "RSVP Commitment"), through RSVP-controlled joint ventures (for REIT-qualified investments) or advances made to FrontLine under an unsecured loan facility (the "RSVP Facility") having terms similar to the FrontLine Facility (advances made under the RSVP Facility and the FrontLine Facility hereafter, the "FrontLine Loans"). At December 31, 2004 approximately $109.1 million had been funded through the RSVP Commitment, of which $59.8 million represents investments by the Company in RSVP-controlled (REIT-qualified) joint ventures and $49.3 million represents loans made to FrontLine under the RSVP Facility. As of December 31, 2004, interest accrued (net of reserves) under the FrontLine Facility and the RSVP Facility was approximately $19.6 million.

        A committee of the Board of Directors, comprised solely of Independent Directors, considers any actions to be taken by the Company in connection with the FrontLine Loans and its investments in joint ventures with RSVP. During the third quarter of 2001, the Company noted a significant deterioration in FrontLine's operations and financial condition and, based on its assessment of value and recoverability and considering the findings and recommendations of the committee and its financial advisor, the Company recorded a $163 million valuation reserve charge, inclusive of anticipated costs, in its consolidated statements of operations relating to its investments in the FrontLine Loans and joint ventures with RSVP. The Company has discontinued the accrual of interest income with respect to the FrontLine Loans. The Company has also reserved against its share of GAAP equity in earnings from the RSVP controlled joint ventures funded through the RSVP Commitment until such income is realized through cash distributions.

        At December 31, 2001, the Company, pursuant to Section 166 of the Code, charged off for tax purposes $70 million of the aforementioned reserve directly related to the FrontLine Facility, including accrued interest. On February 14, 2002, the Company charged off for tax purposes an additional $38 million of the reserve directly related to the FrontLine Facility, including accrued interest, and $47 million of the reserve directly related to the RSVP Facility, including accrued interest.

        FrontLine is in default under the FrontLine Loans from the Operating Partnership and on June 12, 2002 filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

        In September 2003, RSVP completed the restructuring of its capital structure and management arrangements. RSVP also restructured its management arrangements whereby a management company formed by its former managing directors has been retained to manage RSVP pursuant to a management agreement and the employment contracts of the managing directors with RSVP have been terminated. The management agreement provides for an annual base management fee and disposition fees equal to 2% of the net proceeds received by RSVP on asset sales. (The base management fee and disposition fees are subject to a maximum over the term of the agreement of $7.5 million.) In addition, the managing directors retained a one-third residual interest in RSVP's assets which is subordinated to the distribution of an aggregate amount of $75 million to RSVP and/or the Company in respect of its joint ventures with RSVP. The management agreement has a three-year term, subject to early termination in the event of the disposition of all of the assets of RSVP.

        In connection with the restructuring, RSVP and certain of its affiliates obtained a $60 million secured loan (the "RSVP Secured Loan"). In connection with this loan, the Operating Partnership agreed to indemnify the lender in respect of any environmental liabilities incurred with regard to RSVP's remaining assets in which the Operating Partnership has a joint venture interest (primarily certain student housing assets held by RSVP) and guaranteed the obligation of an affiliate of RSVP to the lender in an amount up to $6 million plus collection costs for any losses incurred by the lender as a result of certain acts of malfeasance on the part of RSVP and/or its affiliates. The RSVP Secured Loan is scheduled to mature in 2006 and is expected to be repaid from proceeds of asset sales by RSVP and/or a joint venture between RSVP and a subsidiary of the Operating Partnership.

        In August 2004, American Campus Communities, Inc. ("ACC"), a student housing company owned by RSVP and the joint venture between RSVP and a subsidiary of the Operating Partnership, completed an initial public offering (the "ACC IPO") of its common stock. RSVP and the joint venture between RSVP and a subsidiary of the Operating Partnership sold its entire ownership position in ACC as part of the ACC IPO. Proceeds from the ACC IPO were used in part to pay accrued interest on the RSVP Secured Loan and reduce the principal balance down to $30 million. The Company, through its ownership position in the joint venture and outstanding advances made under the RSVP Facility, anticipates realizing approximately $30 million in the aggregate from the ACC sale. To date, the Company has received approximately $10.6 million of such proceeds. The remaining amount is expected to be received subsequent to the United States Bankruptcy Court's approval of a plan of reorganization of FrontLine. At December 31, 2004, RSVP had approximately $20.5 million of cash and cash equivalents net of contractual reserves. There can be no assurances as to the final outcome of such plan of reorganization.

        As a result of the foregoing, the net carrying value of the Company's investments in the FrontLine Loans and joint venture investments with RSVP, inclusive of the Company's share of previously accrued GAAP equity in earnings on those investments, is approximately $55.2 million, which was reassessed with no change by management as of December 31, 2004. Such amount has been reflected in investments in affiliate loans and joint ventures on the Company's consolidated balance sheet.

        Scott H. Rechler, who serves as Chief Executive Officer, President and Chairman of the Board of the Company, serves as CEO and Chairman of the Board of Directors of FrontLine and is its sole board member. Scott H. Rechler also serves as a member of the management committee of RSVP and serves as a member of the Board of Directors of ACC.

        In November 2004, Concord Associates LLC and Sullivan Resorts LLC, a joint venture approximately 47% owned by RSVP, executed a binding agreement to contribute its Concord and Grossingers resort properties (excluding residential land) to Empire Resorts Inc. (NASDAQ: NYNY) ("Empire") for consideration of 18 million shares of common stock of Empire and the right to appoint five members of the Board of Directors. It is currently anticipated that Scott H. Rechler will be appointed to fill one seat on Empire's Board. On March 4, 2005, Empire announced that the agreement had been amended, whereby the parties agreed to waive the condition to closing which required final governmental approval of gaming in the Catskills. The transaction is subject to satisfaction of certain conditions and approvals, including the approval of Empire's shareholders.

Loans

        The Company has historically structured long-term incentive programs using restricted stock and stock loans. In addition, the Company had loaned, on behalf of executive officers, the payment of premiums on life insurance policies under which the executive has an interest in the cash surrender value of the policy, subject to the refund of such premiums to the Company upon the termination of such policies. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Company has discontinued the use of loans in its long-term incentive programs and with regard to such life insurance policies. In connection with long-term incentive program grants made prior to the enactment of the Sarbanes-Oxley Act of 2002, with respect to each fiscal year from 1996 through 2000, each of the Company's executive officers received a loan from the Company to purchase shares of common stock (the "1996 Stock Loans," the "1997 Stock Loans," the "1998 Stock Loans," the "1999 Stock Loans" and the "2000 Stock Loans" and collectively, the "Stock Loans"). The 1996 and 1997 Stock Loans matured in 2003 and were satisfied in full with the return to the Company of shares of restricted stock securing the loans.

        Each 1998 Stock Loan has a term of seven years, accrues interest at the mid-term "Applicable Federal Rate" ("AFR"), is secured by the shares purchased and is otherwise non-recourse. Each 1998 Stock Loan is forgiven ratably each year during the term of the loan, provided that the officer is then employed by the Company. By their terms, the 1998 Stock Loans also provide for the Company to loan to each officer an amount equal to his aggregate tax liability resulting from such forgiveness, which loans (together with interest thereon) are forgiven in one year, provided that the officer is still employed by the Company and for tax gross-up payments upon forgiveness of the tax loans. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Company has discontinued the use of tax loans, but may make tax payments in lieu of such tax loans. The 1998 Stock Loans also provide for forgiveness upon the occurrence of certain events, including a change-in-control of the Company, the officer's death or permanent disability, termination of his employment by the Company without cause or a reduction in the nature or scope of his duties. In the event an officer leaves the employ of the Company or is terminated with cause, the outstanding amount of the applicable loans is immediately due and payable.

        Each 1999 Stock Loan and 2000 Stock Loan has a term of ten years, accrues interest at the AFR, is secured by the shares purchased and is otherwise non-recourse. Forty percent of each officer's 1999 and 2000 Stock Loan (together with accrued interest) is forgiven ratably each year during the ten-year term of the loan, provided that the officer is then employed by the Company. The other 60% (together with accrued interest) is forgiven ratably each year during the term of the loan if the performance of the Company's common stock since the Company's IPO is ranked in the top 40% for office and industrial REITs (as reported by NAREIT or, if not available from NAREIT, from such other standard industry source as may be approved by the Compensation Committee) at the end of the respective year. In the event this criteria is not satisfied in any particular year, the portion of the 1999 Stock Loan or 2000 Stock Loan that is not forgiven in respect of such year is carried forward and forgiven in a subsequent year only if the Company's common stock satisfies the aforementioned performance criteria. The terms of the 1999 Stock Loans and 2000 Stock Loans are otherwise substantially similar to the terms of the 1998 Stock Loans with respect to tax loans and forgiveness upon the occurrence of certain events. Consistent with the requirements of the Sarbanes- Oxley Act of 2002, the Company has discontinued the use of tax loans, but may make tax payments in lieu of such tax loans.

        Messrs. Campofranco and Waterman also have outstanding loans which were made to them prior to the time they became executive officers. Such loans are also forgiven ratably during the terms of the loans, provided that the officer is then employed by the Company and certain of the loans entitle the officers to tax payments upon such forgiveness. Mr. Barnett entered into two loans with the Company prior to the time he became an executive officer. The loans were forgiven in full upon maturity in 2004, at which time the Company made related tax payments on the loans.

        As of March 21, 2005, the aggregate principal amount outstanding under the loans was $1,590,267 in the case of Scott H. Rechler; $1,406,195 in the case of Michael Maturo; $1,332,759 in the case of Jason M. Barnett; $59,307 in the case of Salvatore Campofranco; and $802,512 in the case of Philip Waterman III. The largest aggregate principal amount outstanding under all loans during fiscal 2004 was $2,046,447 in the case of Scott H. Rechler; $1,807,221 in the case of Michael Maturo; $1,697,066 in the case of Jason M. Barnett; $88,960 in the case of Salvatore Campofranco; and $1,503,088 in the case of Philip Waterman III.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2006 ANNUAL MEETING

        For a proposal of a stockholder to be presented at the 2006 Annual Meeting of Stockholders to be included in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8"), the Secretary of the Company must receive written notice thereof on or before December 19, 2005.

        The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 120 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 180th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the date of such meeting is first made or notice of the meeting is mailed to stockholders. Accordingly, for a proposal of a stockholder to be presented at the Company's 2006 Annual Meeting of Stockholders, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after November 20, 2005 and on or before January 19, 2006. Any such proposal should be mailed to: Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747, Attn: Jason M. Barnett, Secretary.

        In addition, pursuant to Rule 14a-4 under the Exchange Act, if a stockholder fails to notify the Company after November 20, 2005 and on or before January 19, 2006, management proxies are allowed to use their discretionary voting authority if the Board determines to permit the proposal at the 2006 Annual Meeting of Stockholders, without any discussion of the matter in the proxy statement.

OTHER MATTERS

        The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

ANNEX A

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE CHARTER
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK OF THE COMPANY
FROM 100,000,000 TO 200,000,000

        "The charter of Reckson Associates Realty Corp., a Maryland corporation (the "Corporation"), is hereby amended by deleting Article VI, Section 1 in its entirety and by adding a new Article VI, Section 1 to read as follows:

  Section 1.    Authorized Shares.    The Corporation has authority to issue 200,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), 25,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), and 75,000,000 shares of Excess Stock, $0.01 par value per share ("Excess Stock"). The aggregate par value of all authorized shares of stock having par value is $3,000,000."

A-1

ANNEX B

PROPOSAL 3—APPROVAL OF THE 2005 STOCK OPTION PLAN

RECKSON ASSOCIATES REALTY CORP.
2005 STOCK OPTION PLAN

ARTICLE 1. GENERAL

        1.1.    Purpose.    The purpose of the Reckson Associates Realty Corp. 2005 Stock Option Plan (the "Plan") is to provide for certain officers, directors and employees of Reckson Associates Realty Corp. (the "Company") and certain of its Affiliates (as defined below) an equity-based incentive to maintain and enhance the performance and profitability of the Company. It is the further purpose of this Plan to permit the granting of awards that will constitute performance based compensation for certain executive officers, as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

        1.2.    Administration.

        (a)   The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors, or by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act")), "outside directors" (within the meaning of Code Section 162(m)) and "independent directors" (within the meaning of Section 303A of the Listed Company Manual of the New York Stock Exchange, Inc.); however, the mere fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

        (b)   The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan Agreements (as defined below) executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and (vi) to delegate to the Company's Chief Executive Officer (the "Proper Officer") its authority to grant awards under the Plan to employees, excluding those employees who are executive officers ("Non-Executive Officers"), provided that (a) the aggregate number of shares of Common Stock and/or OP Units granted to any Non-Executive Officer during any calendar year shall not exceed an aggregate of 100,000 shares and/or units and (b) the Proper Officer shall report annually to the Committee regarding the material terms of awards granted to any Non-Executive Officers.

        (c)   The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be conclusive.

        (d)   No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

        (e)   Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case, the term Committee as used herein shall be deemed to mean the Board.

        1.3.    Persons Eligible for Awards.    Awards under the Plan may be made to such officers, directors and employees of the Company or its Affiliates as the Committee shall from time to time in its sole discretion select. No member of the Board who is not an officer or employee of the Company or an Affiliate (an "Independent Director") shall be eligible to receive any Awards under the Plan, except for restricted stock and/or restricted stock unit awards granted (i) automatically or (ii) at the discretion of the Committee under the provisions of Article 5 of the Plan.

        1.4.    Types of Awards Under Plan.

        (a)   Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) restricted stock awards, (iii) unrestricted stock awards, (iv) restricted stock unit awards and (v) LTIP Unit awards, all as more fully set forth in Articles 2 and 3. The Committee also may grant such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as are deemed by the Committee to be consistent with the purposes of the Plan. Grants made under the Plan may also be made in lieu of cash fees otherwise payable to Directors of the Company or cash bonuses payable to employees of the Company or any Affiliate.

        (b)   Options granted under the Plan may be either (i) "nonqualified" stock options ("NQSOs") or (ii) options intended to qualify for incentive stock option treatment described in Code Section 422 ("ISOs").

        (c)   All options when granted are intended to be NQSOs, unless the applicable Plan Agreement explicitly states that the option is intended to be an ISO. If an option is intended to be an ISO, and if for any reason such option (or any portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a NQSO appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to NQSOs.

        1.5.    Shares/Units Available for Awards.

        (a)   Subject to Section 4.5 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock and/or OP Units with respect to which awards may be granted under the Plan, shall equal the excess (if any) of an aggregate of 2,000,000 shares of Common Stock and/or OP Units, over (i) the number of shares of Common Stock and/or OP Units subject to outstanding awards, (ii) the number of shares and/or units in respect of which options have been exercised, grants of restricted or unrestricted Common Stock, LTIP Units or restricted stock units have been made pursuant to the Plan and (iii) the number of shares and/or units issued subject to forfeiture restrictions which have lapsed. In any calendar year, a person eligible for awards under the Plan may not be granted options under the Plan covering a total of more than 250,000 shares of Common Stock.

        In accordance with (and without limitation upon) the preceding sentence, awards may be granted in respect of the following shares of Common Stock and/or OP Units: shares covered by previously-granted awards that have expired, terminated or been cancelled for any reason whatsoever (other than by reason of exercise or vesting).

        (b)   Shares of Common Stock and/or OP Units that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock or OP Units, or shares of Common Stock purchased on the open market or from stockholders of the Company for such purpose, or OP Units purchased from unitholders of Reckson Operating Partnership, L.P. (the "Operating Partnership"), the Company's operating partnership, for such purpose.

        1.6.    Definitions of Certain Terms.

        (a)   The term "Affiliate" as used herein means the Operating Partnership, Reckson FS Limited Partnership, RANY Management Group, Inc., Reckson Finance, Inc., Reckson Management Group, Inc., Reckson Construction Group, Inc., Reckson Construction Group New York Inc., Reckson Construction & Development, LLC, Metropolitan Partners LLC, any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company, or any other person or entity as subsequently approved by the Board.

        (b)   The term "Cause" shall mean a finding by the Committee that the recipient of an award under the Plan has (i) acted with gross negligence or willful misconduct in connection with the performance of his or her material duties to the Company or its Affiliates; (ii) defaulted in the performance of his or her material duties to the Company or its Affiliates and has not corrected such action within 15 days of receipt of written notice thereof; (iii) willfully acted against the best interests of the Company or its Affiliates, which act has had a material and adverse impact on the financial affairs of the Company or its Affiliates; or (iv) been convicted of a felony or committed a material act of common law fraud against the Company, its Affiliates or their employees and such act or conviction has, or the Committee reasonably determines will have, a material adverse effect on the interests of the Company or its Affiliates.

        (c)   The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split up, combination, exchange of shares or the like.

        (d)   The "fair market value" (or "FMV") as of any date and in respect of any share of Common Stock shall be:

            (i)  if the Common Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Common Stock as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

           (ii)  if the Common Stock is not so listed but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Common Stock on such exchange or NASDAQ/NMS, as the case may be, on which the largest number of shares of Common Stock have been traded in the aggregate on the preceding twenty trading days, or if no such reported sale of the Common Stock shall have occurred on such date on such exchange or NASDAQ/NMS, as the case may be, on the preceding date on which there was such a reported sale on such exchange or NASDAQ/NMS, as the case may be; or

          (iii)  if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported.

        (e)   The term "LTIP Unit" shall mean an OP Unit, granted to a grantee pursuant to Article 3, that is subject to the restrictions set forth in such Article.

        (f)    The term "OP Unit" shall mean a unit of partnership interest in the Operating Partnership.

          (a)   The term "Restricted Period" shall mean, in relation to shares of restricted stock, restricted stock units, LTIP Units or Common Stock received upon the exercise of options, the period determined by the Committee, during which restrictions on the transferability of such shares of restricted stock, restricted stock units, LTIP Units or Common Stock received upon the exercise of options are in effect.

        (g)   The term "restricted stock unit" shall mean a right, granted to a grantee pursuant to Article 3, to receive either (i) an amount in cash equal to the FMV of one share of Common Stock or (ii) one share of Common Stock, as provided by the Committee at the time of grant.

        1.7.    Agreements Evidencing Awards.

        (a)   Option, restricted stock, LTIP Unit and restricted stock unit awards granted under the Plan shall be evidenced by written agreements. Any such written agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) be referred to herein as "Plan Agreements."

        (b)   Each Plan Agreement shall set forth the number of shares of Common Stock or OP Units, as applicable, subject to the award granted thereby.

        (c)   Each Plan Agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted.

ARTICLE 2. STOCK OPTIONS

        2.1.    Option Awards.

        (a)    Grant of Stock Options.    The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

        (b)    Dividend Equivalent Rights.    To the extent expressly provided by the Committee at the time of the grant, each NQSO granted under this Section 2.1 shall also generate Dividend Equivalent Rights ("DERs"), which shall entitle the grantee to receive an additional share of Common Stock for each DER received upon the exercise of the NQSO, at no additional cost, based on the formula set forth herein. As of the last business day of each calendar quarter, the amount of dividends paid by the Company on each share of Common Stock with respect to that quarter shall be divided by the FMV per share to determine the actual number of DERs accruing on each share subject to the NQSO. Such amount of DERs shall be multiplied by the number of shares covered by the NQSO to determine the number of DERs which accrued during such quarter. The provisions of this Section 2.1(b) shall not be amended more than once every six months other than to comport with changes in applicable law.

        For example.    Assume that a grantee holds a NQSO to purchase 600 shares of Common Stock. Further assume that the dividend per share for the first quarter was $0.10, and that the FMV per share on the last business day of the quarter was $20. Therefore, .005 DER would accrue per share for that quarter and such grantee would receive three DERs for that quarter (600 X .005). For purposes of determining how many DERs would accrue during the second quarter, the NQSO would be considered to be for 603 shares of Common Stock.

        2.2.    Exercisability of Options.    Subject to the other provisions of the Plan:

        (a)    Exercisability Determined by Plan Agreement.    Each Plan Agreement shall set forth the period during which and the conditions subject to which the option shall be exercisable (including, but not limited to vesting of such options), as determined by the Committee in its discretion.

        (b)    Partial Exercise Permitted.    Unless the applicable Plan Agreement otherwise provides, an option granted under the Plan may be exercised from time to time as to all or part of the full number of shares for which such option is then exercisable, in which event the DERs relating to the portion of the option being exercised shall also be exercised.

        (c)    Notice of Exercise; Exercise Date.

            (i)  An option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 2.4.

           (ii)  Unless the applicable Plan Agreement otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an option shall be the date the Company receives such written notice of exercise and payment.

        2.3.    Limitation on Exercise.    Notwithstanding any other provision of the Plan, no Plan Agreement shall permit an ISO to be exercisable more than 10 years after the date of grant.

        2.4.    Payment of Option Price.

        (a)    Tender Due Upon Notice of Exercise.    Unless the applicable Plan Agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased.

        (b)    Manner of Payment.    Payment of the option exercise price shall be made in any combination of the following:

            (i)  by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

           (ii)  by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

          (iii)  with the consent of the Committee in its sole discretion, by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2); and

          (iv)  by withholding shares of Common Stock from the shares otherwise issuable pursuant to the exercise.

        (c)    Issuance of Shares.    As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 4.2, deliver to the grantee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

        2.5.    Default Rules Concerning Termination of Employment.

        Subject to the other provisions of the Plan and unless the applicable Plan Agreement otherwise provides:

        (a)    General Rule.    All options granted to a grantee shall terminate upon the grantee's termination of employment for any reason except to the extent post-employment exercise of the option is permitted in accordance with this Section 2.5.

        (b)    Termination for Cause.    All unexercised or unvested options granted to a grantee shall terminate and expire on the day a grantee's employment is terminated for Cause.

        (c)    Regular Termination; Leave of Absence.    If the grantee's employment terminates for any reason other than as provided in subsection (b), (d) or (f) of this Section 2.5, any awards granted to such grantee which were exercisable immediately prior to such termination of employment may be exercised, and any awards subject to vesting may continue to vest, until the earlier of either: (i) 90 days after the grantee's termination of employment and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan Agreement; provided that the Committee may, in its sole discretion, determine such other period for exercise in the case of a grantee whose employment terminates solely because the grantee's employer ceases to be an Affiliate or the grantee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may, in its sole discretion, determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of the Plan and (ii) the effect, if any, of any such leave on outstanding awards under the Plan.

        (d)    Retirement.    If a grantee's employment terminates by reason of retirement (i.e., the voluntary termination of employment by a grantee after attaining the age of 55), the options exercisable by the grantee immediately prior to the grantee's retirement shall be exercisable by the grantee until the earlier of (i) 36 months after the grantee's retirement and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan Agreement.

        (e)    Death After Termination.    If a grantee's employment terminates in the manner described in subsections (c) or (d) of this Section 2.5 and the grantee dies within the period for exercise provided for therein, the options exercisable by the grantee immediately prior to the grantee's death shall be exercisable by the personal representative of the grantee's estate or by the person to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) 12 months after the grantee's death and (ii) the date on which such options terminate or expire in accordance with the provisions of subsections (c) or (d) of this Section 2.5.

        (f)    Death Before Termination.    If a grantee dies while employed by the Company or any Affiliate, all options granted to the grantee but not exercised before the death of the grantee, whether or not exercisable by the grantee before the grantee's death, shall immediately become and be exercisable by the personal representative of the grantee's estate or by the person to whom such options pass under the grantee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) 12 months after the grantee's death and (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Plan Agreement.

        2.6.    Special ISO Requirements.    In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an ISO, (i) the Plan must be approved by the Company's stockholders in accordance with the requirements of Code Section 422(b) and (ii) the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code Section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies. If an option granted under the Plan is intended to be an ISO, and if the grantee, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.

ARTICLE 3. RESTRICTED STOCK, UNRESTRICTED STOCK, RESTRICTED STOCK UNIT AND LTIP UNIT AWARDS

        3.1.    Restricted Stock Awards.

        (a)    Grant of Awards.    The Committee may grant restricted stock awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such restricted stock awards may be made in lieu of, or in tandem with, other cash compensation and bonuses. The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

        (b)    Payment by Grantee.    Each Plan Agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine.

        (c)    Forfeiture upon Termination of Employment.    Unless the applicable Plan Agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment terminates for any reason (including death) before all of his or her restricted stock awards have vested, such awards shall terminate and expire upon such termination of employment, and (ii) in the event any condition to the vesting of restricted stock awards is not satisfied within the period of time permitted therefor, such unvested shares shall be returned to the Company.

        (d)    Issuance of Shares.    The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the grantee's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Plan Agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award (or, if longer, until the completion of the Restricted Period). Subject to the provisions of Section 4.2, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the Common Stock represented by such restricted stock award.

        (e)    Grantees' Rights Regarding Restricted Stock.    Unless the applicable Plan Agreement otherwise provides: (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan; and (ii) any stock received as a distribution with respect to a restricted stock award shall be subject to the same restrictions as such restricted stock.

        3.2.    Unrestricted Stock.    The Committee may issue unrestricted stock under the Plan, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such unrestricted stock awards may be made in lieu of, or in tandem with other, cash compensation and bonuses.

        3.3.    Restricted Stock Unit Awards.

        (a)    Grant of Awards.    The Committee may grant restricted stock unit awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such restricted stock unit awards may be made in lieu of, or in tandem with, other cash compensation and bonuses. The vesting of a restricted stock unit award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

        (b)    Payment by Grantee.    Each Plan Agreement with respect to a restricted stock unit award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for a restricted stock unit award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine.

        (c)    Forfeiture upon Termination of Employment.    Unless the applicable Plan Agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment terminates for any reason (including death) before all of his or her restricted stock unit awards have vested, such awards shall terminate and expire upon such termination of employment, and (ii) in the event any condition to the vesting of restricted stock unit awards is not satisfied within the period of time permitted therefor, such unvested restricted stock units shall be returned to the Company.

        (d)    Dividend Equivalent Rights.    To the extent expressly provided by the Committee at the time of grant, each restricted stock unit granted under this Section 3.3 shall also generate DERs, which shall entitle the grantee to receive, with respect to each such restricted stock unit, a cash amount (or, if the Committee so determines, a number of additional restricted stock units having a value equal to the amount of such dividend payment based on the FMV per share of a share of Common Stock on the date of such additional grant), in the same manner, at the same time and in the same amount paid, as such dividend.

        (e)    Restriction on Transfer.    No restricted stock unit may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such restricted stock unit has vested in accordance with the term of the award (or, if longer, until the completion of the Restricted Period).

        (f)    Payment to Grantee.    Once the restricted stock units have vested (or, if longer, following the completion of the Restricted Period), there shall be paid to the grantee, as determined by the Committee, either (1) an amount in cash equal to the FMV per share of one share of Common Stock for each vested restricted stock unit measured on the last trading day of the vesting period (or, if longer, the Restricted Period), or (2) one share of Common Stock for each vested restricted stock unit, free of restrictions. For restricted stock units satisfied in shares of Common Stock, the Company shall issue to the grantee (or to the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the appropriate number of shares of Common Stock.

        (g)    Grantees' Rights Regarding Restricted Stock Units.    With respect to restricted stock units satisfied in shares of Common Stock, prior to the settlement of the restricted stock units in shares of Common Stock pursuant to the terms of the Plan Agreement, the grantee shall have no rights as a stockholder of the Company with respect to such restricted stock units or such underlying shares of Common Stock.

        3.4.    LTIP Unit Awards.

        (a)    Grant of Awards.    The Committee may grant LTIP Unit awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that the grant of any such LTIP Unit awards may be made in lieu of, or in tandem with, other cash compensation and bonuses. The vesting of an LTIP Unit award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

        (b)    Payment by Grantee.    Each Plan Agreement with respect to an LTIP Unit award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for an LTIP Unit award which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine.

        (c)    Forfeiture upon Termination of Employment.    Unless the applicable Plan Agreement otherwise provides or the Committee otherwise determines, (i) if a grantee's employment terminates for any reason (including death) before all of his or her LTIP Unit awards have vested, such awards shall terminate and expire upon such termination of employment, and (ii) in the event any condition to the vesting of LTIP Unit awards is not satisfied within the period of time permitted therefor, such unvested LTIP Units shall be returned to the Company.

        (d)    Issuance of LTIP Units; Grantee's Rights Regarding LTIP Units.    At the time of grant of LTIP Units, one or more certificates representing the appropriate number of LTIP Units granted to a grantee shall be registered in his or her name, but shall be held by the Company for the account of the grantee. Upon the occurrence of certain specified events, and subject to conditions specified in the Plan Agreement, the grantee shall have all rights of a unit holder as to such LTIP Units, including the right to (i) receive distributions and allocations, (ii) redeem the LTIP Units for cash in an amount equal to the FMV of an equal number of OP Units or shares of Common Stock or (iii) convert such LTIP Units into OP Units or shares of Common Stock; provided, however, that (A) the grantee shall not be entitled to delivery of certificates representing the LTIP Units until the expiration of the Restricted Period; and (B) except as otherwise provided in the Plan Agreement, none of the LTIP Units may be assigned, transferred, otherwise encumbered or disposed of by the grantee during the Restricted Period. Any OP Units, shares of Common Stock or other securities or property received with respect to such LTIP Units shall be subject to the same restrictions as such LTIP Units. Once the LTIP Units have vested (or, if longer, following the completion of the Restricted Period) and all conditions contained in the Plan Agreement or award of LTIP Units and in the Plan have been satisfied, the appropriate number of OP Units shall be delivered to the grantee, free of restrictions, in the form of OP Unit certificates (or, if and to the extent that such units are converted into shares of Common Stock, the Company shall issue to the grantee (or the grantee's designated beneficiary in the event of the grantee's death) one or more certificates for the appropriate number of shares of Common Stock).

ARTICLE 4. MISCELLANEOUS

        4.1.    Amendment of the Plan; Modification of Awards.

        (a)    Plan Amendments.    The Board may, without stockholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that (i) no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award, (ii) except as and to the extent otherwise permitted by Section 4.5 or 4.11, no such amendment shall cause the Plan to fail to satisfy any applicable requirement under Rule 16b-3 without stockholder approval, and (iii) to the extent required to meet the requirements of any national securities exchange or system on which the shares of Common Stock are then listed or reported, stockholder approval shall be necessary for any amendment that constitutes a material revision to the Plan.

        (b)    Award Modifications.    Subject to the terms and conditions of the Plan (including Section 4.1(a)), the Committee may amend outstanding Plan Agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award; provided, however, that no modification having a material adverse effect upon the interest of a grantee in an award shall be made without the consent of such grantee; and provided, further, that no amendment may be made to adjust the option exercise price per share specified in a Plan Agreement evidencing a stock option award, unless such adjustment occurs pursuant to Section 4.5, and no award may be cancelled and re-granted to effect a re-pricing.

        4.2.    Restrictions.

        (a)    Consent Requirements.    If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan

Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine not to make any payment whatsoever until Consent has been given if (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms.

        (b)    Consent Defined.    The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Affiliate.

        4.3.    Nontransferability.    No award granted to any grantee under the Plan or under any Plan Agreement shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution. During the lifetime of the grantee, all rights with respect to any award granted to the grantee under the Plan or under any Plan Agreement shall be exercisable only by the grantee.

        4.4.    Withholding Taxes.

        (a)   Whenever under the Plan shares of Common Stock and/or OP Units are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever cash is to be paid under the Plan, the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock and/or OP Units under the Plan.

        (b)   Without limiting the generality of the foregoing, (i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock and/or OP Units owned by the grantee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Act and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock and/or OP Units from the shares or units otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

        4.5.    Adjustments Upon Changes in Capitalization.    If and to the extent specified by the Committee, the number of shares of Common Stock and/or OP Units which may be issued pursuant to awards under the Plan, the maximum number of options which may be granted to any one person in any year, the number of shares of Common Stock and/or OP Units subject to awards, the option exercise price of options theretofore granted under the Plan, and the amount payable by a grantee in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock and/or OP Units resulting from the subdivision or combination of shares of Common Stock and/or OP Units or other capital adjustments, or the payment of a stock dividend or unit distribution after the effective date of the Plan, or other change in such shares of Common Stock and/or OP Units effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock and/or OP Units resulting from any such adjustment shall be eliminated and provided further, that each ISO granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an ISO within the meaning of Code Section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        4.6.    Right of Discharge Reserved.    Nothing in the Plan or in any Plan Agreement shall confer upon any person the right to continue in the employment of the Company or an Affiliate or affect any right which the Company or an Affiliate may have to terminate the employment of such person.

        4.7.    No Rights as a Stockholder.    No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares or of a unit holder of the Operating Partnership with respect to units, as applicable, subject to an award until the issuance to him or her of a stock certificate for such shares or a certificate evidencing such units, as applicable. Except as otherwise provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate or unit certificate, as applicable, is issued. In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a stockholder of the Company or of a unit holder of the Operating Partnership, as applicable, if and only to the extent provided in the applicable Plan Agreement.

        4.8.    Nature of Payments.

        (a)   Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Company or for its Affiliates by the grantee.

        (b)   No such awards and payments shall be considered special incentive payments to the grantee or, unless otherwise determined by the Committee, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate or (ii) any agreement between the Company or any Affiliate and the grantee.

        (c)   By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercisability or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan Agreement, notwithstanding any contrary provision in any written employment contract with the grantee, whether any such contract is executed before or after the grant date of the award.

        4.9.    Non-Uniform Determinations.    The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 2.5(c).

        4.10.    Other Payments or Awards.    Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

        4.11.    Reorganization.

        (a)   In the event that the Company is merged or consolidated with another corporation and, whether or not the Company shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Company are acquired by another person, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a "Reorganization Event") or in the event that the Board shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion, by written notice to a grantee, provide that his or her options will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice; provided that if, and to the extent that, the Committee takes such action with respect to the grantee's options not yet exercisable, the Committee shall also accelerate the dates upon which such options shall be exercisable. The Committee also may in its discretion by written notice to a grantee provide that all or some of the restrictions on any of the grantee's awards may lapse in the event of a Reorganization Event upon such terms and conditions as the Committee may determine.

        (b)   Whenever deemed appropriate by the Committee, the actions referred to in Section 4.11(a) may be made conditional upon the consummation of the applicable Reorganization Event.

        4.12.    Section Headings.    The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

        4.13.    Effective Date and Term of Plan.

        (a)   The Plan shall be deemed adopted and become effective upon the approval thereof by the stockholders of the Company.

        (b)   The Plan shall terminate 10 years after the date on which it is approved by stockholders, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreement.

        4.14.    Governing Law.    The Plan shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

ARTICLE 5. RESTRICTED STOCK/RESTRICTED STOCK UNIT AWARDS GRANTED TO INDEPENDENT DIRECTORS

        5.1.    Automatic Grant of Restricted Stock/Restricted Stock Units.    Each Independent Director appointed or elected to the Board for the first time shall automatically be granted (under this Plan or another applicable Company stock option plan) 1,000 shares of restricted stock or 1,000 restricted stock units, as determined by such Independent Director, on his or her date of appointment or election. Each Independent Director who is serving as a Director of the Company on the fifth business day after each annual meeting of stockholders shall, on such day, automatically be granted (under this Plan or another applicable Company stock option plan) either a number of shares of restricted stock or a number of restricted stock units, as determined by such Independent Director, having a fair market value of $20,000 on the date of grant; provided, however, that an Independent Director who is also serving as the lead non-employee director of the Board of Directors as of the fifth business day after such annual meeting shall, on such day, automatically be granted (under this Plan or another applicable Company stock option plan), in lieu of receiving such number of shares or restricted stock units having a fair market value of $20,000 on the date of grant, either a number of shares of restricted stock or a number of restricted stock units, as determined by such Independent Director, having a fair market value of $30,000 on the date of grant; and provided, further that an Independent Director who is appointed or elected to the Board for the first time shall not be eligible to receive restricted stock or restricted stock units, as applicable, pursuant to this sentence for the year of his or her initial appointment or election.

        5.2.    Discretionary Grant of Restricted Stock/Restricted Stock Units.    The Committee (composed entirely of Independent Directors), in its discretion, may grant additional awards of restricted stock or restricted stock units to the Independent Directors; provided, however, that the total cumulative amount of such awards to Independent Directors under this Plan may not exceed 10% of the shares of Common Stock authorized for grant under this Plan. Any such grant may vary among individual Independent Directors.

        5.3.    Vesting; Non-Transferability; Issuance of Shares or Restricted Stock Units

        (a)   All shares of restricted stock or restricted stock units granted under this Article 5 shall vest immediately.

        (b)   No shares of restricted stock or restricted stock units granted under this Article 5 shall be transferable by an Independent Director while such Independent Director remains a Director of the Company. The shares of restricted stock or restricted stock units granted under this Article 5 shall be transferable, subject to any restrictions imposed by applicable law, by an Independent Director immediately on the date upon which such Independent Director ceases to be a Director of the Company. Restricted stock units granted under this Article 5 shall be settled solely in shares of Common Stock within 30 days of the date upon which such Independent Director ceases to be a Director of the Company. Restricted stock units granted under this Article 5 shall not be settled in cash.

        (c)   Where shares of restricted stock are awarded under this Article 5, as soon as practicable after the date of grant, the Company shall register, in the name of each applicable Independent Director, one or more certificates representing the number of shares of restricted stock granted to such Director and bearing the appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan.

        5.4.    Limited to Independent Directors.    The provisions of this Article 5 shall apply only to restricted stock or restricted stock unit awards granted or to be granted to Independent Directors, shall be interpreted as if this Article 5 constituted a separate plan of the Company and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any restricted stock or restricted stock unit award granted under this Plan to a participant who is not an Independent Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Article 5 shall govern the rights and obligations of the Company and Independent Directors respecting restricted stock or restricted stock unit awards granted or to be granted to Independent Directors. The provisions of this Article 5 shall not be amended more than once every six months other than to comport with changes in applicable law.

RECKSON ASSOCIATES REALTY CORP.
225 Broadhollow Road
Melville, New York 11747

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Scott H. Rechler and Peter Quick, or either of them, as Proxies of the undersigned, with full power of substitution in each of them, to represent the undersigned and to vote all shares of Common Stock of Reckson Associates Realty Corp., a Maryland corporation (the "Company"), held of record by the undersigned as of the close of business on March 21, 2005, on behalf of the undersigned at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the MGM Theatre at 1350 Avenue of the Americas, New York, New York, 10:30 a.m., local time, on Thursday, May 19, 2005, and at any adjournments or postponements thereof.

        When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the eight nominees of the Board of Directors listed in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

Please vote and sign on other side and
return promptly in the enclosed envelope.

SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

RECKSON ASSOCIATES REALTY CORP.

May 19, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors.
NOMINEES:
☐	FOR ALL NOMINEES	Scott H. Rechler Douglas Crocker II Elizabeth McCaul
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Ronald H. Menaker Peter Quick Lewis S. Ranieri
☐	FOR ALL EXCEPT (See instructions below)	John F. Ruffle Stanley Steinberg
Instructions: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the nominee name(s) below:

		FOR	AGAINST	ABSTAIN
2.	To amend the charter of the Company to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000.	☐	☐	☐
3.	To approve the Company's 2005 Stock Option Plan.	☐	☐	☐
4.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.	☐	☐	☐
5.	To consider and vote upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 2004 Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: APPROVAL OF AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 100,000,000 TO 200,000,000
PROPOSAL 3: APPROVAL OF THE 2005 STOCK OPTION PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
Annual Compensation
STOCK PERFORMANCE GRAPH
5-year Stock Performance
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2006 ANNUAL MEETING
OTHER MATTERS
  ANNEX A
PROPOSAL 2—APPROVAL OF AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 100,000,000 TO 200,000,000
  ANNEX B
PROPOSAL 3—APPROVAL OF THE 2005 STOCK OPTION PLAN
RECKSON ASSOCIATES REALTY CORP. 2005 STOCK OPTION PLAN